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                                                              [EXECUTION COPY]

                               CREDIT AGREEMENT
                            (PERMANENT FINANCING)

                          Dated as of April 26, 1999

                                    among

                            VESTAR/SHERIDAN, INC.,

                       VESTAR/SHERIDAN HOLDINGS, INC.,

                                 THE LENDERS
                        FROM TIME TO TIME PARTY HERETO

                                     AND

                              NATIONSBANK, N. A.
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                              TABLE OF CONTENTS

SECTION 1  DEFINITIONS                                                         1
      1.1 Definitions                                                          1
      1.2 Computation of Time Periods                                         31
      1.3 Accounting Terms                                                    31
SECTION 2  CREDIT FACILITIES                                                  32
      2.1 Revolving Loans                                                     32
      2.2 Letter of Credit Subfacility                                        34
      2.3 Swingline Loan Subfacility                                          39
      2.4 Term Loan                                                           42
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES                     43
      3.1 Default Rate                                                        43
      3.2 Extension and Conversion                                            43
      3.3 Prepayments                                                         44
      3.4 Termination and Reduction of Revolving Committed Amount             46
      3.5 Fees                                                                47
      3.6 Capital Adequacy                                                    48
      3.7 Limitation on Eurodollar Loans                                      49
      3.8 Illegality                                                          49
      3.9 Requirements of Law                                                 49
      3.10 Treatment of Affected Loans                                        51
      3.11 Taxes                                                              51
      3.12 Compensation                                                       53
      3.13 Pro Rata Treatment                                                 54
      3.14 Sharing of Payments                                                55
      3.15 Payments, Computations, Etc                                        56
      3.16 Evidence of Debt                                                   57
      3.17 Replacement of Affected Lenders                                    58
SECTION 4  GUARANTY                                                           59
      4.1 The Guaranty                                                        59
      4.2 Obligations Unconditional                                           59
      4.3 Reinstatement                                                       60
      4.4 Certain Additional Waivers                                          61
      4.5 Remedies                                                            61
      4.6 Rights of Contribution                                              61
      4.7 Guarantee of Payment; Continuing Guarantee                          62
SECTION 5  CONDITIONS                                                         62
      5.1 Closing Conditions                                                  62
      5.2 Conditions to Initial Extensions of Credit                          63
      5.3 Conditions to all Extensions of Credit                              67
SECTION 6  REPRESENTATIONS AND WARRANTIES                                     68
      6.1 Financial Condition                                                 68
      6.2 No Material Change                                                  68
      6.3 Organization and Good Standing                                      68
      6.4 Power; Authorization; Enforceable Obligations                       69
      6.5 No Conflicts                                                        69


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      6.6 No Default                                                          70
      6.7 Ownership                                                           70
      6.8 Indebtedness                                                        70
      6.9 Litigation                                                          70
      6.10 Taxes                                                              70
      6.11 Compliance with Law                                                70
      6.12 ERISA                                                              71
      6.13 Capital Stock, etc                                                 72
      6.14 Governmental Regulations, Etc                                      72
      6.15 Purpose of Loans and Letters of Credit                             72
      6.16 Environmental Matters                                              73
      6.17 Solvency                                                           74
      6.18 Investments                                                        74
      6.19 Business Locations                                                 74
      6.20 Disclosure                                                         74
      6.21 No Burdensome Restrictions                                         74
      6.22 Brokers' Fees                                                      74
      6.23 Labor Matters                                                      74
      6.24 Nature of Business                                                 75
      6.25 Representations and Warranties from Merger Agreement               75
      6.26 Year 2000 Compliance                                               75
      6.27 Other Agreements                                                   75
      6.28 Reimbursement from Third Party Payors                              75
      6.29 Fraud and Abuse                                                    76
      6.30 Licensing and Accreditation                                        76
SECTION 7  AFFIRMATIVE COVENANTS                                              77
      7.1 Information Covenants                                               77
      7.2 Preservation of Existence and Franchises                            79
      7.3 Books and Records                                                   79
      7.4 Compliance with Law                                                 80
      7.5 Payment of Taxes and Other Indebtedness                             80
      7.6 Insurance                                                           80
      7.7 Maintenance of Property                                             81
      7.8 Use of Proceeds                                                     81
      7.9 Audits/Inspections                                                  81
      7.10 Financial Covenants                                                82
      7.11 Additional Guarantors                                              84
      7.12 Pledged Assets                                                     84
      7.13 Year 2000 Compliance                                               84
      7.14 Primedica Healthcare, Inc. Receivable                              84
SECTION 8  NEGATIVE COVENANTS                                                 85
      8.1 Indebtedness                                                        85
      8.2 Liens                                                               86
      8.3 Nature of Business                                                  86
      8.4 Consolidation, Merger, Dissolution, etc                             86
      8.5 Asset Dispositions                                                  87


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      8.6 Investments                                                         88
      8.7 Restricted Payments                                                 88
      8.8 Other Indebtedness                                                  89
      8.9 Transactions with Affiliates                                        90
      8.10 Fiscal Year; Organizational Documents                              90
      8.11 Limitation on Restricted Actions                                   90
      8.12 Preferred Stock; Ownership of Subsidiaries; Limitations
           on Parent                                                          91
      8.13 Sale Leasebacks                                                    91
      8.14 Capital Expenditures                                               91
      8.15 No Further Negative Pledges                                        92
      8.16 No Foreign Subsidiaries                                            92
SECTION 9  EVENTS OF DEFAULT                                                  92
      9.1 Events of Default                                                   92
      9.2 Acceleration; Remedies                                              94
SECTION 10  AGENCY PROVISIONS                                                 95
      10.1 Appointment, Powers and Immunities                                 95
      10.2 Reliance by Agent                                                  96
      10.3 Defaults                                                           96
      10.4 Rights as a Lender                                                 97
      10.5 Indemnification                                                    97
      10.6 Non-Reliance on Agent and Other Lenders                            97
      10.7 Successor Agent                                                    98
SECTION 11  MISCELLANEOUS                                                     98
      11.1 Notices                                                            98
      11.2 Right of Set-Off; Adjustments                                     100
      11.3 Benefit of Agreement                                              101
      11.4 No Waiver; Remedies Cumulative                                    103
      11.5 Expenses; Indemnification                                         103
      11.6 Amendments, Waivers and Consents                                  104
      11.7 Counterparts                                                      105
      11.8 Headings                                                          106
      11.9 Survival                                                          106
      11.10 Governing Law; Submission to Jurisdiction; Venue                 106
      11.11 Severability                                                     107
      11.12 Entirety                                                         107
      11.13 Binding Effect; Termination                                      107
      11.14 Confidentiality                                                  107
      11.15 Source of Funds                                                  108
      11.16 Conflict                                                         108

                                  SCHEDULES

Schedule 1.1A     Scheduled Financial Information
Schedule 1.1B     Investments
Schedule 1.1C     Liens


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Schedule 2.1(a)   Lenders
Schedule 5.2(a)   Subsidiary Guarantors
Schedule 5.2(k)   Corporate Structure
Schedule 6.1      Acquisitions/Material Liabilities
Schedule 6.4      Required Consents, Authorizations, Notices and Filings
Schedule 6.9      Litigation
Schedule 6.12     ERISA
Schedule 6.13     Subsidiaries
Schedule 6.16     Environmental Disclosures
Schedule 6.19(a)  Collateral Locations
Schedule 6.19(b)  Chief Executive Offices/Principal Places of Business
Schedule 7.6      Insurance
Schedule 8.1      Indebtedness
Schedule 8.5      Permitted Asset Dispositions
Schedule 8.9      Affiliate Transactions

                                   EXHIBITS

Exhibit 1.1A        Applicable Percentages
Exhibit 1.1B        Form of Borrower Assignment and Assumption Agreement
Exhibit 1.1C        Form of Pledge Agreement
Exhibit 1.1D        Form of Security Agreement
Exhibit 1.1E        Subordination Terms for Senior Subordinated Debt
Exhibit 2.1(b)(i)   Form of Notice of Borrowing
Exhibit 2.1(e)      Form of Revolving Note
Exhibit 2.3(d)      Form of Swingline Note
Exhibit 2.4(f)      Form of Term Note
Exhibit 3.2         Form of Notice of Extension/Conversion
Exhibit 7.1(c)      Form of Officer's Compliance Certificate
Exhibit 7.11        Form of Joinder Agreement
Exhibit 11.3(b)     Form of Assignment and Acceptance


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                               CREDIT AGREEMENT
                            (PERMANENT FINANCING)

      THIS CREDIT AGREEMENT (PERMANENT FINANCING), dated as of April 26, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among VESTAR/SHERIDAN, INC., a Delaware corporation ("Mergersub"), VESTAR/SHERIDAN HOLDINGS, INC., a Delaware corporation (the "Parent"), each Subsidiary Guarantor (as defined herein) which becomes a party hereto after the date hereof by executing a Joinder Agreement (as defined herein), the Lenders (as defined herein) and NATIONSBANK, N. A., as Agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H

      WHEREAS, Mergersub has requested that the Lenders provide credit facilities in an aggregate amount of up to $125,000,000 (the "Credit Facilities") for the purposes hereinafter set forth; and

      WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to Mergersub on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  SECTION 1

                                 DEFINITIONS

            1.1   Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

            "Acquisition", by any Person, means (i) the acquisition by such Person of at least 90% of the Capital Stock or all or substantially all of the Property of another Person or (ii) in the case of an acquisition by such Person of a practice which will constitute a Controlled Physician Affiliate, (a) the acquisition by such Person of a right to acquire, in its own name or through a nominee, all of the Capital Stock of such practice and (b) the entering into by such Person with the operators of such practice of a long-term business agreement to provide management services to such practice, whether or not such acquisition, in the case of either clause (i) or (ii) above, involves a merger or consolidation by the acquiring Person with or into the acquired Person.

            "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

            "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable


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      Percentage.

            "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agency Services Address" means NationsBank, N. A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

            "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

            "Agent's Fee Letter" means that certain letter agreement, dated as of the Effective Date, between the Agent and Mergersub, as amended, modified, restated or supplemented from time to time.

            "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

            "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of
      Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Total Leverage Ratio and the Senior Leverage Ratio in effect as of the most recent Calculation Date as set forth in Exhibit 1.1A; provided, however, that if for any day the Total Leverage Ratio and the Senior Leverage Ratio correspond to different pricing levels on Exhibit 1.1A, the Applicable Percentages for such day shall be determined by the lower pricing level (e.g. the pricing level having the greater margins). The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of
      Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown on Exhibit 1.1A) and shall remain at Pricing Level I until the first Calculation Date occurring after the date that is 6 months following the Effective Date and, at such Calculation Date and thereafter, the Pricing Level shall be determined by the Total Leverage Ratio and the Senior Leverage as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and


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      (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Total Leverage Ratio and the Senior Leverage as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

            "Application Period", in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.

            "Asset Disposition" means any disposition, other than pursuant to an Excluded Asset Disposition, of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that, if the Subordinated Notes shall have been issued, the term "Asset Disposition" shall include any "Asset Sale" as defined in the Subordinated
      Note Indenture.

            "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case


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      under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
      (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

            "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

            "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

            "Borrower" means (i) prior to the Effective Date, Mergersub and (ii) on and after the Effective Date, Sheridan.

            "Borrower Assignment and Assumption Agreement" means the Assignment and Assumption Agreement dated as of the Effective Date in the form of
      Exhibit 1.1B to be executed by Mergersub and Sheridan and accepted by the Agent.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

            "Calculation Date" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this Section 1.1.

            "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof)


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      having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 360 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are substantially limited to Investments of the character described in the foregoing subdivisions (a) through (d).

            "Change of Control" means any of the following events: (a) the failure of the Parent to own directly all of the Voting Stock of the Borrower, (b) prior to a Qualifying IPO, (1) the failure of the Sponsor
      (A) to own beneficially, directly or indirectly, a percentage of the outstanding Capital Stock of the Parent at least equal to 2/3 of the outstanding Capital Stock of the Parent initially acquired by the Sponsor pursuant to the Transaction and (B) to have the right, directly or indirectly, by beneficial ownership, contract or otherwise, to elect at least a majority in number of the members of the Parent's Board of Directors or (2) less than a majority in number of the sitting members of the Parent's Board of Directors shall have been elected by the Sponsor,
      (c) after a Qualifying IPO, (1) the failure of the Sponsor to own beneficially, directly or indirectly, at least 30% of the outstanding Voting Stock of the Parent or (2) a person or any group, and any affiliate of any such person other than the Sponsor shall beneficially own, directly or indirectly, an amount of the outstanding Voting Stock of the Parent entitled to 20% or more of the voting power of all the outstanding Voting Stock of the Parent, (d) during any period of up to 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or
      (e) if the Subordinated Notes shall have been issued, the occurrence of a "Change of Control" under the Subordinated Note Indenture. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission


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      under the Securities Exchange Act.

            "Closing Date" means the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

            "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

            "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender and the Term Loan Commitment of such Lender,
      (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment.

            "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

            "Consolidated Capital Expenditures" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures made during such period, as determined in accordance with GAAP; provided that Consolidated Capital Expenditures shall not include any such expenditures which constitute a Permitted Acquisition or an Eligible Reinvestment of the proceeds of any Asset Disposition, Excluded Asset Disposition or Equity Issuance.

            "Consolidated Cash Interest Expense" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP, to the extent the same are paid in cash during such period; provided, however, that Consolidated Cash Interest Expense for each of the fiscal quarters ending on June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999 shall be equal to the amount indicated for Consolidated Cash Interest Expense for such quarter on Schedule 1.1A.

            "Consolidated EBITDA" means, as of any date for the four fiscal quarter period


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      ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) letter of credit fees, (E) non-cash expenses resulting from the grant of stock and stock options to employees of the Parent, the Borrower or any of the Restricted Subsidiaries pursuant to a written plan or agreement, (F) all extraordinary charges and non-recurring charges during such period, (G) non-cash amortization of financing costs of the Borrower and the Restricted Subsidiaries during such period, (H) one-time cash payments in connection with the Transaction or any Permitted Acquisition, (I) to the extent actually incurred, compensation related to physicians hired by Sheridan into existing Sheridan-owned practices within the first twelve months of their hiring, in an aggregate amount not to exceed $500,000 for any period of four consecutive fiscal quarters, (J) any non-cash purchase accounting adjustment with respect to re-valuing assets and liabilities in connection with the Transaction and any Permitted Acquisition and (K) certain demonstrable adjustments in connection with an Acquisition all determined on a consolidated basis in conformity with GAAP (including, but not limited to, adjustments in physician compensation to reflect ongoing physician compensation in accordance with the terms of such Acquisition), or if not in conformity with GAAP, such adjustments as are reasonably acceptable to the Required Lenders, minus (iii) all extraordinary gains and non-recurring gains during such period, all as determined in accordance with GAAP; provided, however, that with respect to an Acquisition that is accounted for as a "purchase," for the first four fiscal quarter periods ending after the date of such Acquisition, the computation of Consolidated EBITDA shall include the actual historical results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests;" and provided, however, further, that Consolidated EBITDA for each of the four fiscal quarter periods ending June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999 shall be equal to the sum of (i) the amount determined pursuant to the first clause of this definition for such period plus (ii) the aggregate Consolidated EBITDA Adjustment for each fiscal quarter occurring during such period.

            "Consolidated EBITDA Adjustment" means, for each of the fiscal quarters ended June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999, the amount indicated for the Consolidated EBITDA Adjustment for such fiscal quarter on Schedule 1.1A.

            "Consolidated Net Income" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items and without any reduction on account of minority interests) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

            "Consolidated Parties" means a collective reference to the Parent, the Borrower and the Restricted Subsidiaries.

            "Consolidated Scheduled Funded Debt Payments" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness (including the principal component of payments due on Capital Leases, but excluding voluntary prepayments or mandatory prepayments required pursuant to Section 3.3), as determined in accordance with GAAP.

            "Consolidated Total Assets" mean, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

            "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "Contract Provider" means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with any Consolidated Party.

            "Controlled Physician Affiliate" means any practice in the Line of Business (i) as to which the Borrower has the option to acquire in its own name, or through a nominee, the stock of such practice and (ii) with which the Borrower has a long-term business agreement to provide management services to such practice.

            "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

            "Credit Documents" means a collective reference to (i) this Credit Agreement, (ii) on and after Effective Date, the Borrower Assignment and Assumption Agreement, the Notes, the LOC Documents, the Joinder Agreements, the Agent's Fee Letter, the Collateral Documents and (iii) all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

            "Credit Parties" means a collective reference to the Borrower and the Guarantors.

            "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

            "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party other than Indebtedness permitted under Section 8.1(a), (b), (c), (d), (e), (f), (h), (i), (j) or (k).

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

            "Dollars" and "$" means dollars in lawful currency of the United States.

            "Effective Date" means the date on and after the Closing Date on which the conditions set forth in Section 5.2 of the Credit Agreement shall have been satisfied or waived in accordance with the introductory paragraph of Section 5.2; provided, however, that the Effective Date shall not be a date later than (i) if at least 90% of all of the Shares are acquired by Mergersub pursuant to the Tender Offer, five (5) Business Days after the Effective Date under and as defined in the Tender Offer Credit Agreement or (ii) if less than 90% of all of the Shares are acquired by Mergersub pursuant to the Tender Offer, August 31, 1999.

            "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as Sheridan and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

            "Eligible Assignee" means (i) a Lender; (ii) unless an assignment to such Person would result in any increased cost to the Borrower under
      Section 3.6, 3.9 or 3.11, an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and
      (iii) any other Person approved by the Agent and, unless an Event of Default under Section 9.1(a), (c)(i) or (f) has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval by the Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower and has actually been received by an Executive Officer of the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Eligible Reinvestment" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of Eligible Assets and (ii) any Permitted Acquisition. If the Subordinated Notes shall have been issued, the term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" under the Subordinated Note Indenture.

            "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not include any Asset Disposition.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

            "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vi) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or
      (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

            "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

            "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

            "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
      (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

            "Event of Default" shall have the meaning assigned to such term in
      Section 9.1.

            "Excess Cash Flow" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) Consolidated Cash Interest Expense minus (d) Federal, state and other income taxes actually paid by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Debt Payments minus (f) the amount of any voluntary prepayments of the Term Loan or (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans minus (g) Restricted Payments permitted under Section 8.7.

            "Excess Proceeds" shall have the meaning assigned to such term in
      Section 7.6(b).

            "Excluded Asset Disposition" means, with respect to any Consolidated Party, (i) the sale of inventory in the ordinary course of such Consolidated Party's business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any Equity Issuance by such Consolidated Party,
      (iv) any Involuntary Disposition by such Consolidated Party and (v) any Asset Disposition by such Consolidated Party to any Credit Party other than the Parent, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such Asset Disposition.

            "Excluded Equity Issuance" means (i) any Equity Issuance by any Consolidated Party to any Credit Party or any member of the Investor Group, (ii) any Equity Issuance by the Parent to the seller of a business acquired in a Permitted Acquisition or (iii) any

      Equity Issuance by the Parent the proceeds of which are used to finance a Permitted Acquisition.

            "Excluded Property" means, with respect to any Consolidated Party, including any Person that becomes a Consolidated Party after the Effective Date as contemplated by Section 7.11, any Property of such Consolidated Party which (i) subject to the terms of Section 8.11 and Section 8.15, is subject to a Lien of the type described in clause (vii) of the definition of "Permitted Liens" set forth in Section 1.1 pursuant to documents which prohibit such Consolidated Party from granting any other Liens in such Property or (ii) consists of a license agreement and other like arrangement requiring the consent of a third party to the granting of a Lien in favor of the Agent therein, to the extent that such consent cannot be obtained after such Consolidated Party has used commercially reasonable efforts to obtain such consent.

            "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

            "Existing Sheridan Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of April 30, 1998, by and among Sheridan, the lenders parties thereto and NationsBank, as agent for such lenders, as amended prior to the Closing Date pursuant to Amendment Agreement No. 1, dated as of September 23, 1998, and Amendment Agreement No. 2, dated as of March 11, 1999, but without giving effect to any amendments or modifications thereto or any waivers thereof on or after the Closing Date to the extent not approved by the Required Lenders.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

            "Fees" means all fees payable pursuant to Section 3.5.

            "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the difference of (i) Consolidated EBITDA for such period minus (ii) Consolidated Capital Expenditures for such period to (b) the sum of (i) Consolidated Cash Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period.

            "Foreign Subsidiary", of any Person, means any direct or indirect Subsidiary of such Person which is not incorporated or organized under the laws of any State of the United States or the District of Columbia.

            "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (h) and (k) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Funded Indebtedness of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
      (c) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantor" means a collective reference to (i) the Parent and (ii) on and after the Effective Date, each of the Subsidiary Guarantors.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "HCFA" means the United States Health Care Financing Administration and any successor thereto.

            "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
      (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person,
      (g) the principal portion of all obligations of such Person under Capital Leases, (h) all net obligations of such Person (or, if less, the exposure of such Person) under Hedging Agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) the principal portion of all obligations of such Person under Synthetic Leases and (k) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor.

            "Indemnified Party" shall have the meaning assigned to such term in
      Section 11.5(b).

            "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 (or any successor page) of the Dow Jones Markets Service as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

            "Interest Payment Date" means (a) as to Base Rate Loans and Swingline Loans, each March 31, June 30, September 30 and December 31, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

            "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Term Loans comprised of Base Rate Loans together with the portion of Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

            "Investor Group" means the Sponsor and the Management Investors.

            "Involuntary Disposition" shall have the meaning assigned to such term in Section 7.6(b).

            "Issuing Lender" means NationsBank.

            "Joinder Agreement" means a Joinder Agreement substantially in the form of

      Exhibit 7.11 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.11.

            "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof.

            "Lending Party" shall have the meaning assigned to such term in
      Section 11.14.

            "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
      Section 2.2.

            "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell or give a security interest).

            "Line of Business" means the business of operating office-based and hospital-based physician practices and the provision of related medical services.

            "Loan" or "Loans" means the Revolving Loans, the Term Loans (or a portion of any Revolving Loan or Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Swingline Loans (or any Swingline Loan bearing interest at the Adjusted Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

            "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

            "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

            "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for
      (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

            "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
      (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

            "Management Investors" means Mitchell Eisenberg, Lewis Gold, Michael Schundler, Jay Martus and other members of management party to the Stockholders Agreement.

            "Material Adverse Effect" means a material adverse effect on (i)(A) prior to the Effective Date, the condition (financial or otherwise), operations, business, assets or liabilities of Sheridan and its Subsidiaries taken as a whole or (B) on and after the Effective Date, the condition (financial or otherwise), operations, business, assets or liabilities of the Borrower and the Restricted Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

            "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Maturity Date" means (i) as to Revolving Loans, Letters of Credit (and the related LOC Obligations) and Swingline Loans, the date which is the fifth anniversary date of the Closing Date and (ii) as to the Term Loan, the date which is the sixth anniversary date of the Closing Date.

            "Medicaid Certification" means certification by HCFA or a state agency or entity under contract with HCFA that health care operations are in compliance with all the conditions of participation set forth in the Medicaid Regulations.

            "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

            "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
      (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

            "Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

            "Medicare Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

            "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

            "Merger" means the merger of Mergersub into Sheridan (with Sheridan as the surviving corporation) pursuant to the terms of the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of March 24, 1999, by and among Mergersub, the Parent and Sheridan, as it may be amended on or prior to the Closing Date.

            "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan (other than a Multiemployer
      Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

            "NationsBank" means NationsBank, N. A. and its successors.

            "Net Cash Proceeds" means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of an Asset Disposition, reorganization, shut-down and severance costs incurred during the Application Period for such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition. In addition, if the Subordinated Notes shall have been issued, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts defined as "Net Proceeds" of such transaction under the Subordinated Note Indenture.

            "Note" or "Notes" means the Revolving Notes, the Term Notes and/or the Swingline Notes, individually or collectively, as appropriate.

            "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) or Section 2.4(b).

            "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

            "Offer to Purchase" means the Offer to Purchase dated as of March 31, 1999 pursuant to which Mergersub has offered to purchase for cash all of the outstanding Shares at $9.25 net per share, as the same may be amended, supplemented or modified on or prior to the Closing Date.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

            "Other Taxes" shall have the meaning assigned to such term in
      Section 3.11(b).

            "Parent" means the Person identified as such in the heading hereof.

            "Parent Notes" means a collective reference to (i) the promissory note issued by the Parent to NationsBank on the Effective Date in form and substance reasonably satisfactory to the Agent and the Required Lenders and (ii) any other promissory notes issued by the Parent on terms substantially the same as the terms of the promissory note referred to in clause (i) of this definition, as such promissory notes may be amended, modified, restated or supplemented and in effect from time to time.

            "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
      Section 2.2, in Swingline Loans as provided in Section 2.3 or in any Loans as provided in Section 3.14.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

            "Permitted Acquisition" means an Acquisition by the Borrower or any Restricted Subsidiary, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the Line of Business, (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.11 and/or Section 7.12,
      (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (a) the Credit Parties shall be in compliance with the Interest Coverage Ratio, the Senior Leverage Ratio and, if applicable, the Total Leverage Ratio and (b) either (1) if the Subordinated Notes shall not have been issued, the Senior Leverage Ratio would not exceed 3.5 to
      1.0 or (2) if the Subordinated Notes shall have been issued, the Senior Leverage Ratio would not exceed 3.0 to 1.0 and the Total Leverage Ratio would not exceed 4.5 to 1.0, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Restricted Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Restricted Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (vii) after giving effect to such Acquisition, there shall be at least $5 million of availability existing under the Revolving Committed Amount and (viii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, consideration consisting of the proceeds of any Equity Issuance by the Parent consummated subsequent to the Closing Date and consideration consisting of the proceeds of an issuance of any Parent Notes) paid by the Consolidated Parties for any such Acquisition shall not exceed $20 million.

            "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1B; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $1,000,000 in the aggregate at any one time outstanding; (vii) Investments in any Credit Party other than the Parent; (viii) Investments in Unrestricted Subsidiaries and joint ventures in the Line of Business that do not exceed $5 million in the aggregate at any one time outstanding; and (ix) Permitted Acquisitions.

            "Permitted Liens" means:

            (i) Liens in favor of the Agent to secure the Credit Party Obligations;

            (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that either (i) the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay or (ii) the judgments secured thereby do not constitute an Event of Default under Section 9.1(h);

            (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

            (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

            (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

            (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

            (x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

            (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

            (xii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

            (xiii) Liens of sellers of goods arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

            (xiv) Liens existing as of the Closing Date and set forth on
      Schedule 1.1C; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced; and

            (xv) other Liens securing Indebtedness of up to $2.5 million in the aggregate at any one time outstanding.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
      be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Pledge Agreement" means the pledge agreement dated as of the Effective Date in the form of Exhibit 1.1C to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

            "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

            "Principal Amortization Payment" means a principal payment on the Term Loans pursuant to and in accordance with Section 2.4(d).

            "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

            "Principal Office" means the principal office of NationsBank, presently located at Charlotte, North Carolina.

            "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the applicable financial covenants set forth in Section 7.10(a)(i)-(ii) or Section 7.10(b), as applicable, in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary,
      (ii) any Asset Disposition as referred to in Section 8.5, (iii) any Restricted Payment as referred to in Section 8.7(h) or (iv) any Acquisition as referred to in the definition of "Permitted Acquisition" set forth in this Section 1.1. In connection with any calculation of the financial covenants set forth in Section 7.10(a)(i)-(ii) or Section 7.10(b), as applicable, upon giving effect to a transaction on a Pro Forma
      Basis:

                  (A) for purposes of any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (1) income statement items (whether positive or negative) attributable to such Restricted Subsidiary shall be excluded and (2) any Indebtedness of such Restricted Subsidiary shall be excluded and deemed to have been retired as of the first day of the applicable period (unless any other Consolidated Parties remain obligated in respect of such Indebtedness);

                  (B) for purposes of any designation of an Unrestricted
            Subsidiary as a Restricted Subsidiary, (1) income statement items (whether positive or negative) attributable to such Unrestricted Subsidiary shall be included beginning as of the first day of the applicable period and (2) any Indebtedness of such Unrestricted Subsidiary (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination;

                  (C) for purposes of any such calculation in respect of any
            Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and
            (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period;

                  (D) for purposes of any Restricted Payment as referred to in
            Section 8.7(h) or any Acquisition as referred to in the definition of "Permitted

            Acquisition" set forth in this Section 1.1, any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; and

                  (E) for purposes of any Acquisition as referred to in the
            definition of "Permitted Acquisition" set forth in this Section 1.1,
            (1) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period and
            (2) pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in this Section 1.1 or are otherwise in conformity with GAAP and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

            "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (ii) any Asset Disposition as referred to in
      Section 8.5, (iii) any Restricted Payment as referred to in Section 8.7(h) or (iv) any Acquisition as referred to in the definition of "Permitted Acquisition" set forth in this Section 1.1, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Interest Coverage Ratio, the Senior Leverage Ratio and, if applicable, the Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the common Capital Stock of the Parent (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in proceeds to the Parent of at least $30 million.

            "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

            "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a

      Quoted Rate.

            "Register" shall have the meaning assigned to such term in Section 11.3(c).

            "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

            "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

            "Required Lenders" means, at any time, Lenders other than Defaulting Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least a majority of (i) the Revolving Commitments (and Participation Interests therein) and the outstanding Term Loans (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and the Participation Interests of the Swingline Lender in any Swingline Loans).

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

            "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and
      (iv) any loan or advance to the Parent.

            "Restricted Subsidiary" means any Subsidiary of the Borrower which is designated by the Borrower as a Restricted Subsidiary; provided, however, that, if the Subordinated Notes shall have been issued, no Subsidiary of the Borrower shall be a Restricted Subsidiary for purposes of this Credit Agreement unless such Subsidiary is also a Restricted Subsidiary under the Subordinated Note Indenture; provided further, however, that (i) subject to the terms of the definition of "Unrestricted Subsidiary" set forth in this Section 1.1, any Restricted Subsidiary may be designated an Unrestricted Subsidiary so long as (a) if the Subordinated Notes shall have been issued, such Subsidiary is contemporaneously designated an Unrestricted Subsidiary under the Subordinated Note Indenture, (b) at the time of and immediately after giving effect to such designation, no Default or Event of Default shall exist hereunder and (c) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such designation on a Pro Forma Basis, no Default or Event of Default would exist hereunder and (ii) any Restricted Subsidiary which has been designated an Unrestricted Subsidiary in accordance with the provisions of clause (i) above shall not at any time thereafter be designated a Restricted Subsidiary without the prior written consent of the Required Lenders.

            "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and
      (iii) to purchase Participation Interests in the Swingline Loans in accordance with the provisions of Section 2.3.

            "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

            "Revolving Loans" shall have the meaning assigned to such term in
      Section 2.1(a).

            "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Sale and Leaseback Transaction" means any arrangement pursuant to which any

      Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

            "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

            "Security Agreement" means the security agreement dated as of the Effective Date in the form of Exhibit 1.1D to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

            "Senior Funded Indebtedness" means Funded Indebtedness of the Consolidated Parties which is not Subordinated Indebtedness determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

            "Senior Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Senior Funded Indebtedness minus all cash on hand and Investments consisting of Cash Equivalents on such date to (b) Consolidated EBITDA for the four quarter period ending on such date.

            "Shares" means all of the outstanding shares of the Common Stock, par value $0.01 per share, of Sheridan and Class A Common Stock, par value $0.01 per share, of Sheridan.

            "Sheridan" means Sheridan Healthcare, Inc., a Delaware corporation.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Social Security Act" means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections.

            "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business,
      (ii) such Person does not intend to, and does not believe that it


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

      will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Sponsor" means Vestar Capital Partners III, L.P. and its
      Affiliates.

            "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

            "Stockholders Agreement" means the Stockholders Agreement, dated as of March 24, 1999, among the Parent, Sheridan, Vestar/Sheridan Investors, LLC and certain members of management of Sheridan.

            "Subordinated Indebtedness" means Indebtedness under the Parent Notes and, if the Subordinated Notes shall have been issued, under the Subordinated Notes.

            "Subordinated Note" means any one of the subordinated promissory notes, issued by the Borrower pursuant to the Subordinated Note Indenture, as such promissory notes may be amended, modified, restated or supplemented and in effect from time to time.

            "Subordinated Note Indenture" means a subordinated note indenture entered into on or after Effective Date by the Borrower and a financial institution reasonably acceptable to the Required Lenders and which shall act as trustee for the holders of the Subordinated Notes, which indenture shall provide that the Indebtedness governed thereby shall be specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on substantially the terms and conditions set forth on Exhibit 1.1E.

            "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock and (c) in the case of the Borrower, any Controlled Physician Affiliate.

            "Subsidiary Guarantor" means each of the Restricted Subsidiaries identified as a "Subsidiary Guarantor" on Schedule 5.2(a) and each Restricted Subsidiary which may hereafter execute a Joinder Agreement pursuant to Section 7.11.

            "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

            "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

            "Swingline Lender" means NationsBank.

            "Swingline Loan" shall have the meaning assigned to such term in
      Section 2.3(a).

            "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

            "Taxes" shall have the meaning assigned to such term in Section 3.11(a).

            "Tender Offer" means the offer by Mergersub made pursuant to the Offer to Purchase and the related Letter of Transmittal to purchase all outstanding Shares.

            "Tender Offer Credit Agreement" means that certain Credit Agreement (Tender Offer Financing), dated as of the Closing Date, by and among Merger, the Parent, the lenders parties thereto and NationsBank, as agent for such lenders.

            "Term Loan" shall have the meaning assigned to such term in Section 2.4(a).

            "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Commitment Percentage of the Term Loan Committed Amount.

            "Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

            "Term Note" or "Term Notes" means the promissory notes of the Borrower in favor of each Lender provided pursuant to Section 2.4(f) and evidencing the Term Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "Total Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness (other than Funded Indebtedness under the Parent Notes) minus all cash on hand and Investments consisting of Cash Equivalents on such date to (b) Consolidated EBITDA for the four fiscal quarter period ending on such date.

            "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

            "Transaction" means a collective reference to (i) the Tender Offer,
      (ii) the acquisition by Mergersub of the Tendered Shares pursuant to the Tender Offer, (iii) the entering into of this Credit Agreement by Mergersub and the Parent, (iv) the Merger pursuant to the Merger Agreement, (v) the assignment by Mergersub to Sheridan, and the assumption by Sheridan from Mergersub, pursuant to the Borrower Assignment and Assumption, the entering into of Joinder Agreements by the Subsidiary Guarantors and the entering into of the other Credit Documents by the Borrower and the Guarantors, (vi) the repayment, with proceeds of the Loans hereunder, of all Indebtedness under the Tender Offer Credit Agreement and the Existing Sheridan Credit Agreement and (vii) the related financings (other than the issuance of the Subordinated Notes) and other transactions contemplated by this Credit Agreement and the Merger Agreement.

            "Unrestricted Subsidiary" means (i) Primedica Healthcare, Inc., Mediserv, Inc., Children's Hospital Services, Inc., Felix A. Estrada, M.D., Inc. Dr. Ian Jeffries Neonatology Associates, Inc., Andrew B. Kairalla, M.D., Inc., Woman to Woman Obstetrics & Gynecology, Inc., Henry
      U. Parl, M.D., Inc., each a Florida corporation, (ii) Sheridan Healthcare of California Medical Group, Inc., a California professional corporation, and (iii) any other Subsidiary of the Borrower which is not a Restricted Subsidiary; provided, however, that, if the Subordinated Notes shall have been issued, no Subsidiary of the Borrower shall be an Unrestricted Subsidiary for purposes of this Credit Agreement unless such Subsidiary is also an Unrestricted Subsidiary under the Subordinated Note Indenture; provided further, however, that (a) subject to the terms of the definition of "Restricted Subsidiary" set forth in this Section 1.1, any Unrestricted Subsidiary may be designated a Restricted Subsidiary so long as (1) if the Subordinated Notes shall have been issued, such Subsidiary is contemporaneously designated a Restricted Subsidiary under the Subordinated Note Indenture, (2) at the time of and immediately after giving effect to such designation, no Default or Event of Default shall exist hereunder, (3) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such designation on a Pro Forma Basis, no Default or Event of Default would exist hereunder and (4) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Sections 7.11 and 7.12 after giving effect to such designation and (b) any Unrestricted Subsidiary which has been designated a Restricted Subsidiary in accordance with the provisions of clause (a) above shall not at any time thereafter be designated an Unrestricted Subsidiary without the prior written consent of the Required Lenders.

            "Unused Fee" shall have the meaning assigned to such term in Section 3.5(a).

            "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

            "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds
      (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

            "Vestar Management Agreement" means the Management Agreement, dated as of March 24, 1999, among Sheridan, the Parent and Vestar Capital Partners, a New York general partnership.

            "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly Owned Subsidiary" means any Restricted Subsidiary 100% of whose Voting Stock is at the time owned by Borrower directly or indirectly through other Wholly Owned Subsidiaries.

            "Year 2000 Compliant" shall have the meaning assigned to such term in Section 6.26.

            1.2 Computation of Time Periods.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.3 Accounting Terms.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements of Sheridan and its Subsidiaries as at December 31, 1998); provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made; provided further, however, that nothing contained in this Section 1.3 shall be deemed to restrict the ability of the Credit Parties to (i) make purchase accounting adjustments with respect to the Transaction during the four-quarter period immediately succeeding the consummation of the Transaction or (ii) make purchase accounting adjustments with respect to any Permitted Acquisition during the four-quarter period immediately succeeding the consummation of such transaction.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.10 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), (i) in connection with any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (1) income statement items (whether positive or negative) attributable to such Restricted Subsidiary shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (2) any Indebtedness of such Restricted Subsidiary shall be excluded and deemed to have been retired as of the first day of the applicable period (unless any other Consolidated Parties remain obligated in respect of such Indebtedness), (ii) in connection with any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (1) income statement items (whether positive or negative) attributable to such Unrestricted Subsidiary shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.1, be included beginning as of the first day of the applicable period and (2) any Indebtedness of such Unrestricted Subsidiary shall be deemed to have been incurred as of the first day of the applicable period, (iii) in connection with any Asset Disposition as contemplated by Section 8.5, (A) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and
(iv) in connection with any Acquisition as referred to in the definition of "Permitted Acquisition" set forth in Section 1.1, (A) income statement items (whether positive or negative) attributable to any Person or Property acquired in any Permitted Acquisition shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations and (B) pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in Section 1.1 or are otherwise in conformity with GAAP and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

                                  SECTION 2

                              CREDIT FACILITIES


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

            2.1 Revolving Loans.

            (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Effective Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 10 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

            (b)   Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a
            Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing
            (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this
            Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant


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

            thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan
            that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Commitment
            Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            (c) Repayment.

            The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to
      Section 9.2.

            (d) Interest. Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

      Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

            2.2 Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Effective Date until the date thirty (30) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the date five (5) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

            (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the


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

      Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender (other than that the payment of such drawing by the Issuing Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender), the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
      (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

            (f) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Restricted Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.


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

            (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

            (i) Indemnification; Nature of Issuing Lender's Duties.

                  (i) In addition to its other obligations under this Section
            2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Lenders (including the
            Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
            (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection
            (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree.

            (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.3 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

            2.3 Swingline Loan Subfacility.

            (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Effective Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3 and may be repaid and reborrowed in accordance with the provisions hereof.

            (b) Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Borrower desires a
            Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                  (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.3 are then satisfied,
            (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

            (c) Interest on Swingline Loans.

                  (i) Rate of Interest . Subject to the provisions of Section
            3.1, each Swingline Loan shall bear interest as follows:

                        (A) Base Rate Loans. If such Swingline Loan is a Base
                  Rate Loan, at a per annum rate equal to the Adjusted Base
                  Rate.

                        (B) Quoted Rate Swingline Loans. If such Swingline Loan
                  is a Quoted Rate Swingline Loan, at a per annum rate equal to the Quoted Rate applicable thereto.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 9.2.

            Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline

            Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

            (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Exhibit 2.3(d).

            2.4 Term Loan.

            (a) Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Effective Date such Lender's Commitment Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (the "Term Loan Committed Amount"). The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 10 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Term Loan may not be reborrowed.

            (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Effective Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Effective Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan is requested and (ii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. Each Lender shall make its Commitment Percentage of the Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Effective Date in Dollars and in funds immediately available to the Agent.

            (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Term Loan shall be in an aggregate principal amount that is not less than $2,500,000 and integral multiples of $100,000 (or the then remaining principal balance of the Term Loan, if less).

            (d) Repayment of Term Loan. Unless accelerated sooner pursuant to
      Section 9.2, the principal amount of the Term Loan shall be repaid in twelve (12) consecutive


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

      quarterly installments, the first eleven (11) of which shall be in the amount of $6,250,000 and shall be payable on each March 31, June 30, September 30 and December 31, commencing with the installment due and payable on June 30, 2002, and the twelfth (12th) and final of which shall be in an amount equal to the then remaining balance of the Term Loan and shall be payable on the Maturity Date.

            (e) Interest. Subject to the provisions of Section 3.1, the Term Loan shall bear interest at a per annum rate equal to:

                  (i) Base Rate Loans. During such periods as the Term Loan
            shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) Eurodollar Loans. During such periods as the Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

      Interest on the Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (f) Term Notes. The portion of the Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Term Loan and substantially in the form of
      Exhibit 2.4(f).

                                  SECTION 3

                OTHER PROVISIONS RELATING TO CREDIT FACILITIES

            3.1 Default Rate.

      Upon the occurrence, and during the continuance, of default in the payment of any amount hereunder, under the Notes or under any of the other Credit Documents, such overdue amount shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

            3.2 Extension and Conversion.

      The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) if the Required Lenders so notify the Agent and the Borrower, Eurodollar Loans may not be extended, and Base Rate Loans may not be converted into Eurodollar Loans, if the conditions precedent set forth in Section 5.3 are


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

satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii) or, with respect to the Term Loan, Section 2.4(c), (iv) no more than 10 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this
Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

            3.3 Prepayments.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $2,500,000 and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans or the Term Loan, as applicable, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Revolving Loans and then to the Term Loan (ratably to the remaining Principal Amortization Payments thereof), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to
      Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

            (b) Mandatory Prepayments.

                  (i) (A) Revolving Committed Amount. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC

                  Obligations plus Swingline Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                        (B) LOC Committed Amount. If at any time, the sum of the
                  aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

                  (ii) Excess Cash Flow. Within 90 days after the end of each fiscal year commencing after the third anniversary of the Effective Date the Borrower shall prepay the Loans in an amount equal to (x) 50% of the Excess Cash Flow earned during such prior fiscal year (such prepayment to be applied as set forth in clause (vi) below); provided, however, that if either (1) the Subordinated Notes shall have been issued or (2) the Senior Leverage Ratio as of the end of the immediately preceding fiscal year is less than 2.5 to 1.0, no prepayments shall be required under this clause (ii).

                  (iii) Asset Dispositions, etc.

                        (A) Voluntary Dispositions. Immediately upon the
                  occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(f) (such prepayment to be applied as set forth in clause
                  (vi) below).

                        (B) Casualty and Condemnation Events. Immediately upon
                  the occurrence of any event requiring application of any insurance proceeds to the prepayment of Loans (and cash collateralization of LOC Obligations) pursuant to Section 7.6(b), the Borrower shall prepay the Loans in the amount required by such Section 7.6(b) (such prepayment to be applied as set forth in clause (vi) below).

                  (iv) Debt Issuances.

                  (A) Subordinated Notes. Immediately upon receipt by the Borrower of proceeds from the issuance of the Subordinated Notes, the Borrower shall apply 100% of the Net Cash Proceeds thereof (1) subject to the terms of Section 8.7, to pay a dividend to the Parent in an amount sufficient to prepay the Parent Notes and (2) after the Parent Notes have been repaid, to the prepayment of the Loans (such prepayment to be applied as set forth in clause (vi) below).

                  (B) Other Debt Issuances. Immediately upon receipt by any


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

                  Consolidated Party of proceeds from any Debt Issuance other than in respect of the Subordinated Notes, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below); provided, however, that if the Subordinated Notes shall have been issued, no prepayments shall be required under this clause (iv)(B) in connection with any Debt Issuance occurring prior to the third anniversary of the Effective Date.

                  (v) Issuances of Equity. Immediately upon receipt by a
            Consolidated Party of proceeds from any Equity Issuance other than an Excluded Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below); provided, however, that if the Subordinated Notes shall have been issued, no prepayments shall be required under this clause (v) in connection with any Equity Issuance occurring prior to the third anniversary of the Effective Date.

                  (vi) Application of Mandatory Prepayments. All amounts
            required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to
            Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to
            Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to
            Section 3.3(b)(ii), (iii), (iv) or (v), to the Term Loan (ratably to the remaining Principal Amortization Payments thereof). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

            (c) Escrow Account. If the Borrower is required to make a mandatory prepayment under Section 3.3(b) that would result in a payment by the Borrower under Section 3.12, the Borrower may, at its option, elect to deposit funds constituting such prepayment with the Agent to be held by the Agent in a cash collateral account and applied (including any income or gains earned on amounts in the Escrow Account), upon the earliest to occur of (A) the request of the Borrower, (B) the last day of any Interest Period, (C) the occurrence of an Event of Default or (D) the Maturity Date, to the Credit Party Obligations in accordance with the terms of
      Section 3.3(b)(vi).

            3.4 Termination and Reduction of Revolving Committed Amount.

            (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,500,000 or in integral multiples of $100,000 in excess thereof


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

      (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

            (b) Term Loan Commitments. The Term Loan Commitment of each Lender shall automatically terminate at such time on the Effective Date as such Lender shall have made available to the Borrower its Commitment Percentage of the Term Loan.

            (c) Revolving Loan Commitments. The Revolving Commitments, the LOC Commitment and the Swingline Commitment shall automatically terminate on the Maturity Date.

            (d) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

            3.5 Fees.

            (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Effective Date.

            (b) Letter of Credit Fees.

                  (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be


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

            payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 1/8% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and
            (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

            (c) Administrative Fees. The Borrower promises to pay to the Agent, for its own account and for the account of NationsBanc Montgomery Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter.

            3.6 Capital Adequacy.

            (a) If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon notice from such Lender through the Agent to the Borrower setting forth in reasonable detail the change and the calculation of such reduced rate of return to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent


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

      demonstrable error, be conclusive and binding on the parties hereto.

            (b) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any additional amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such additional amounts and of such Lender's intention to claim compensation therefor; provided that, if the change of law giving rise to such additional amounts is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            3.7 Limitation on Eurodollar Loans.

      If on or prior to the first day of any Interest Period for any Eurodollar
Loan:

            (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent in writing that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement. The Agent or the Required Lenders, as the case may be, will promptly withdraw any determination pursuant to this Section 3.7 as soon as circumstances allow.

            3.8 Illegality.

      Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

            3.9 Requirements of Law.

            (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending
            Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than Taxes defined in Section 3.11(a) and taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending
            Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase, by an amount deemed by such Lender (or its Applicable Lending Office) to be material, the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
      Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.


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

            (b) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided that, if the change of law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            3.10 Treatment of Affected Loans.

      If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

            3.11 Taxes.

            (a) Any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on it as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the

      Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or any other Credit Document) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, no additional sums shall be payable pursuant to Section 3.11(a)(i), 3.11(b) or 3.11(c) with respect to Taxes (a) that are attributable to such Lender's failure to comply with the requirements of Section 3.11(d), (b) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement or
      (c) unless imposed as a result of a change in treaty, law or regulation.

            (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or

      (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered form to the Borrower (or any other form adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 3.11(d), a Lender shall not be required to deliver any form pursuant to this Section 3.11(d) that such Lender is not legally able to deliver.

            (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
      Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

            (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            (i) If the Agent or any Lender receives a refund with respect to Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, the Agent or Lender, respectively shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Agent or the applicable Lender, as the case may be, if it receives notice from the Agent or applicable Lender that such Agent or Lender is required to repay such refund. Each of the Agent and each Lender agrees that it will contest such Taxes or liabilities if the Agent or such Lender determines, in its reasonable judgment, that it would not be materially disadvantaged or prejudiced as a result of such contest.


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

            3.12 Compensation.

      Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Loan or Quoted Rate Swingline Loan for any reason (including, without limitation, (i) in connection with any assignment by NationsBank pursuant to Section 11.3(b) as part of the primary syndication of the Loans during the 90-day period immediately following the Closing Date (it being understood and agreed by the Agent, however, that the Agent shall use commercially reasonable efforts to minimize the incurrence of costs by the Borrower pursuant to this clause (i)) and (ii) the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan or Quoted Rate Swingline Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Any Lender claiming compensation under this Section 3.12 shall furnish to the Borrower and the Agent a statement setting forth in reasonable detail the calculation of the amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            3.13 Pro Rata Treatment.

      Except to the extent otherwise provided herein:

            (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of


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

      Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

      (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection (b) shall be conclusive in the absence of manifest error.

            3.14 Sharing of Payments.

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.


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The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

            3.15 Payments, Computations, Etc.

            (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
      Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans (unless the Base Rate is determined by reference to the Federal Funds Rate) which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during


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      the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

            SECOND, to payment of any fees owed to the Agent;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations;

            FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

            FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

            SIXTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

            SEVENTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

            EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH", "SIXTH" and "SEVENTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "SIXTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of


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      Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "SIXTH" and "SEVENTH" above in the manner provided in this Section 3.15(b).

            3.16 Evidence of Debt.

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

            3.17 Replacement of Affected Lenders.

      If any Lender having a Revolving Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment or if any Lender is owed increased costs under Section 3.8, Section 3.9, or Section 3.6, or the Borrower is required to make any payments under Section 3.11 to any Lender in excess of those to the other Lenders, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance reasonably satisfactory to such parties and the Agent, pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those


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specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and
(2) the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.7. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

                                    SECTION 4

                                    GUARANTY

            4.1 The Guaranty.

      Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.


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            4.2 Obligations Unconditional.

      The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full in respect of all Credit Party Obligations, and all Commitments under this Credit Agreement have been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

            (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

            (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

            (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

            (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).


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With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

            4.3 Reinstatement.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            4.4 Certain Additional Waivers.

      Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to
Section 4.6.

            4.5 Remedies.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

            4.6 Rights of Contribution.


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      The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.5.

            4.7 Guarantee of Payment; Continuing Guarantee.


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      The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

            5.1 Closing Conditions.

      This Credit Agreement shall become effective, subject to the terms of
Section 11.3, upon satisfaction of each of the following conditions (in form and substance satisfactory to the Lenders) on or before the Closing Date:

            (a) Executed Credit Agreement. Receipt by the Agent of a duly executed copy of this Credit Agreement.

            (b) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by the Agent.

      5.2 Conditions to Initial Extensions of Credit.

      The obligation of each Lender to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, are subject to satisfaction of each of the following conditions (in addition to satisfaction of each of the conditions set forth in Section 5.1 as of the Closing Date):

            (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) the Borrower Assignment and Assumption Agreement, (ii) the Notes, (iii) a Joinder Agreement for each of the Subsidiary Guarantors identified on Schedule 5.2(a), (iii) the Collateral Documents and (iv) the Agent's Fee Letter.

            (b) Corporate Documents. Receipt by the Agent of the following:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each of the Mergersub, the Parent, Sheridan and the Subsidiary Guarantors certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (ii) Bylaws. A copy of the bylaws of each of the Mergersub, the Parent, Sheridan and the Subsidiary Guarantors certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                  (iii) Resolutions. Copies of resolutions of the Board of
            Directors of each of the Mergersub, the Parent, Sheridan and the Subsidiary Guarantors


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            approving and adopting the Credit Documents to which it is a party and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the Effective Date.

                  (iv) Good Standing. Copies of (A) certificates of good
            standing, existence or its equivalent with respect to each of the Mergersub, the Parent, Sheridan and the Subsidiary Guarantors certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (v) Incumbency. An incumbency certificate of each of the
            Mergersub, the Parent, Sheridan and the Subsidiary Guarantors certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

            (c) Opinions of Counsel. The Agent shall have received, in each case dated as of the Effective Date:

                  (i) a legal opinion of Simpson Thacher & Bartlett, in form and substance reasonably satisfactory to the Agent; and

                  (ii) a legal opinion of special local regulatory counsel for
            Florida, New York and Texas, in each case in form and substance reasonably satisfactory to the Agent.

            (d) Personal Property Collateral. The Agent shall have received:

               (i) searches of Uniform Commercial Code filings in the
            jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

              (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

             (iii) all certificates evidencing any certificated Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto;

              (iv) such patent/trademark/copyright filings as requested by the
            Agent


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            in order to perfect the Agent's security interest in the Collateral;

               (v) all instruments and chattel paper in the possession of any of the Credit Parties having a value in excess of $50,000, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral; and

              (vi) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral.

            (e) Equity Investment. Receipt by the Agent of evidence that a cash equity investment of at least $63.0 million (at least $60.0 million of which shall have been contributed by the Sponsor) shall have been made in the Parent by the Investor Group (and that immediately thereafter the Parent shall have contributed such amount to the Borrower in exchange for common Capital Stock of the Borrower) on terms reasonably satisfactory to the Lenders.

            (f) Parent Notes. The Borrower shall have received gross proceeds of at least $20.0 million from the issuance by the Parent to NationsBank of a Parent Note (the proceeds of which immediately shall have been contributed by the Parent to the Borrower in exchange for Capital Stock of the Borrower), all on terms reasonably satisfactory to the Lenders. The Agent shall have received a copy, certified by an Executive Officer of the Borrower as true and complete, of the Parent Note issued to NationsBank, as originally executed and delivered.

            (g) Merger. The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented in any material respect or any material condition therein waived, without the prior written consent of the Agent, and the Merger shall have been consummated in all material respects in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, and all conditions precedent to the obligations of Mergersub thereunder shall have been satisfied. The Agent shall have received a copy, certified by an Executive Officer of the Borrower as true and complete, of the Merger Agreement as originally executed and delivered, together with all exhibits and schedules.

            (h) Government Consent. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Transaction and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Agent could have such effect.

            (i) Cost of Transaction. The Agent shall have received satisfactory evidence that the total amount paid or to be paid by Mergersub to consummate the Transaction will not exceed $165.0 million.


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            (j) Other Indebtedness. Receipt by the Agent of evidence that, after giving effect to the Transaction, the Consolidated Parties shall have no Funded Indebtedness other than (i) Funded Indebtedness under the Credit Documents, (ii) Funded Indebtedness under the Parent Notes (iii) if the Subordinated Notes shall have been issued, Funded Indebtedness under the Subordinated Notes and (iv) other Funded Indebtedness permitted under
      Section 8.1.

            (k) Corporate Structure. The corporate capital and ownership structure of the Consolidated Parties (after giving effect to the Transaction) shall be as described in Schedule 5.2(k).

            (l) Availability. After giving effect to the Transaction, including the initial Loans made and Letters of Credit issued hereunder on the Effective Date, there shall be at least $48.0 million of availability existing under the Revolving Committed Amount.

            (m) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Effective Date, in form and substance satisfactory to the Agent, stating that (A) each Credit Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and material third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (D) the transactions contemplated by the Merger Agreement have been consummated in all material respects in accordance with the terms thereof and (E) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) the Credit Parties are in compliance with each of the applicable financial covenants set forth in Section 7.10 (assuming for purposes hereof that such financial covenants were measured as of, and for the 12-month period ending on, such date).

            (n) Solvency Certificate. The Agent shall have received a certificate executed by an Executive Officer of the Borrower as of the Effective Date, in form and substance satisfactory to the Agent, regarding the Solvency of each of the Credit Parties.

            (o) Material Adverse Change. No material adverse change shall have occurred since December 31, 1998 in the condition (financial or otherwise), business, management or prospects of Sheridan and its Subsidiaries taken as a whole.

            (p) Litigation. There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the Transaction in the manner contemplated by the Merger Agreement or (ii) any pending or threatened action, suit, investigation or proceeding against Sheridan or any its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.


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            (q) Defaults under Tender Offer Credit Agreement. No event or condition shall have occurred or exist which would constitute a "Default" under and as defined in the Tender Offer Credit Agreement.

            (r) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as additional insured (in the case of liability insurance) or sole loss payee (in the case of hazard insurance) on behalf of the Lenders.

            (s) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

            (t) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by the Agent in connection with the Credit Parties or the Transaction.

            5.3 Conditions to all Extensions of Credit.

      The obligations of each Lender to make any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of each of the following conditions (in addition to satisfaction of each of the conditions set forth in Section 5.1 as of the Closing Date and satisfaction on of each of the conditions set forth in Section 5.2 as of the Effective Date):

            (a) The Borrower shall have delivered (i) in the case of any Revolving Loan or any portion of the Term Loan, an appropriate Notice of Borrowing or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

            (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

            (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

            (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

            (e) Immediately after giving effect to the making of such Loan (and the


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application of the proceeds thereof) or to the issuance of such Letter of
Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b),
(c) and (d).

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

      The Credit Parties hereby represent to the Agent and each Lender that, on and after the Effective Date:

            6.1 Financial Condition.

            (a) The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 1998 and at least 30 days prior to the Effective Date have heretofore been furnished to each Lender. Such interim financial statements for each such fiscal month, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. Except as disclosed on Schedule 6.1, during the period from December 31, 1998 to and including the Effective Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Effective Date, the Borrower and its Restricted Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the Borrower's 1998 report on Form 10-K, foregoing financial statements or in the notes thereto or as set forth on Schedule 6.1.

            (b) The financial statements delivered from time to time to the Lenders pursuant to Section 7.1(a) and (b)(i) will be prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (ii) will present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.


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            6.2 No Material Change.

      Since December 31, 1998, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

            6.3 Organization and Good Standing.

      Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

            6.4 Power; Authorization; Enforceable Obligations.

      Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party or with the consummation of the Transaction, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4, (ii) filings to perfect the Liens created by the Collateral Documents and (iii) consents, authorizations, filings, notices or other acts the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in proceedings in equity or at law and by an implied covenant of good faith and fair dealing.

            6.5 No Conflicts.

      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and


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provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any other material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

            6.6 No Default.

      No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

            6.7 Ownership.

      Each Consolidated Party is the owner of, and has good and marketable title to, all of its assets owned by it necessary for the conduct of its business, except for minor defects in title that do not interfere with its ability to conduct its business or to utilize such assets for their intended purposes and none of such assets is subject to any Lien other than Permitted Liens.

            6.8 Indebtedness.

      Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

            6.9 Litigation.

      Except as disclosed in Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Executive Officer of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

            6.10 Taxes.

      Each Consolidated Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves


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

are being maintained in accordance with GAAP. No Credit Party is aware as of the Effective Date of any proposed tax assessments against it or any other Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

            6.11 Compliance with Law.

      Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each Consolidated Party represents that current billing policies, arrangements, protocols and instructions comply with requirements of (i) Medicare, Medicaid, and CHAMPUS programs and any other heath care program operated or financed in whole or in part by and federal, state, or local government (each a "Medical Reimbursement Program" and collectively, the "Medical Reimbursement Programs") and are administered by properly trained personnel except where any such failure to comply could not reasonably be expected to result in either (A) exclusion from a Medical Reimbursement Program, or loss of 5% or more of annual consolidated revenues of the Consolidated Parties; (ii) current compensation arrangements with physicians comply with state and federal anti-kick back fraud and abuse, and Stark I and II requirements except where any such failure to comply could not reasonably be expected to result in either (A) an exclusion from a Medial Reimbursement Program, or (B) loss of 5% or more of annual consolidated revenues of the Consolidated Parties and (iii) there has not been, nor is it reasonably anticipated that there will be, disruption in payments under Medicare or other Medical Reimbursement Programs related to the reorganization or the change of ownership contemplated in connection with the Transaction.

            6.12 ERISA.

      Except as disclosed and described in Schedule 6.12 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in
      Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's

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

      most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan by such amount as shall cause or create a Material Adverse Effect.

            (c) Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

            6.13 Capital Stock, etc.

      Set forth on Schedule 6.13 is a complete and accurate list with respect to the Borrower and each of the Restricted Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding,
(iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, neither the Borrower nor any of its Restricted Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

            6.14 Governmental Regulations, Etc.

            (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations T, U and X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U.

            (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other federal or state statute or regulation which limits its ability to incur Indebtedness.

            6.15 Purpose of Loans and Letters of Credit.

      The proceeds of the Loans hereunder shall be used solely by the Borrower to: (i) on the


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Effective Date (A) to refinance existing Funded Indebtedness outstanding under the Tender Offer Credit Agreement and the Existing Sheridan Credit Agreement and
(B) to provide a portion of the funds needed to consummate the Transaction (including fees and expenses of up to $12 million) and (ii) on and after the Effective Date, to provide for ongoing working capital and general corporate purposes (including Permitted Acquisitions) of the Borrower and its Restricted Subsidiaries. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

            6.16 Environmental Matters.

      Except as disclosed and described in Schedule 6.16 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

            (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Real Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that could give rise to liability under any applicable Environmental Laws.

            (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the


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      Real Properties or the Businesses.

            (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            6.17 Solvency.

      Each Credit Party is Solvent.

            6.18 Investments.

      All Investments of each Consolidated Party are Permitted Investments.

            6.19 Business Locations.

      Set forth on Schedule 6.19(a) is a list of all locations where any tangible personal property of a Credit Party is located, including street address and state where located. Set forth on Schedule 6.19(b) is the chief executive office and principal place of business of each Credit Party.

            6.20 Disclosure.

      Neither this Credit Agreement nor any financial statements (other than projections) delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby, when taken as a whole, contains, as of the applicable date of delivery, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in light of the circumstances under which such statements were made.

            6.21 No Burdensome Restrictions.

      No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            6.22 Brokers' Fees.

      No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the Credit Documents.


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            6.23 Labor Matters.

      There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, except, with respect to any of the foregoing, which could not reasonably be expected to have a Material Adverse Effect.

            6.24 Nature of Business.

      The Consolidated Parties are engaged in the Line of Business.

            6.25 Representations and Warranties from Merger Agreement.

      Each representation or warranty made in the Merger Agreement by Mergersub and the Parent is true and correct in all material respects on the date as of which such representation or warranty was made or deemed to have been made.

            6.26 Year 2000 Compliance.

      Each of the Credit Parties has conducted a review and assessment of its computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Credit Parties believe that, except to the extent that non-Affiliate Persons fail to address adequately their respective year 2000 problem, the year 2000 problem will not result in a material adverse change in the business, condition (financial or otherwise), operations, business, assets or liabilities of the Credit Parties taken as a whole, or on the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party. Based on the foregoing, each Credit Party believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.27 Other Agreements.

      No Consolidated Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which a Consolidated Party is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of any Consolidated Party or (ii) any other agreement or instrument to which any Consolidated Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

            6.28 Reimbursement from Third Party Payors.


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      The accounts receivable of the Consolidated Parties have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

            6.29 Fraud and Abuse.

      Neither the Consolidated Parties nor, to the knowledge of the officers of the Consolidated Parties, any of their stockholders, officers or directors, or any Contract Provider, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. ss.1320a-7b, or 42 U.S.C. ss.1395nn or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, or which are prohibited by binding rules or professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors.

            6.30 Licensing and Accreditation.

      Each of the Consolidated Parties and, to the knowledge of the officers of the Consolidated Parties, each Contract Provider, has, to the extent applicable:
(i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification and Medicare Certification; and (v) entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement. To the knowledge of the officers of the Consolidated Parties, each Contract


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Provider is duly licensed (where license is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provisions of such services by such Person in the locations in which the Consolidated Parties conduct business, required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Consolidated Parties to operate as currently operated and as presently contemplated to be operated. To the knowledge of the officers of the Consolidated Parties, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that, on and after the Effective Date and so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

            7.1 Information Covenants.

      The Credit Parties will furnish, or cause to be furnished, to the Agent:

            (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Parent and all of its Subsidiaries (including the Restricted Subsidiaries and Unrestricted Subsidiaries) as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Parent and its Subsidiaries as a going concern or any other material qualifications or exceptions. The financial statements delivered pursuant to this Section 7.1(a) shall be accompanied by a schedule reviewed by such accountants providing, in form and substance reasonably satisfactory to the Agent, a consolidating break-out of the Parent, the Borrower and the Restricted Subsidiaries taken as a whole and the Unrestricted Subsidiaries taken as a whole.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Parent and all of its Subsidiaries (including the Restricted Subsidiaries and Unrestricted Subsidiaries) as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of


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      cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries (including the Restricted Subsidiaries and Unrestricted Subsidiaries) and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. The financial statements delivered pursuant to this Section 7.1(b) shall be accompanied by a schedule providing, in form and substance reasonably satisfactory to the Agent, a consolidating break-out of the Parent, the Borrower and the Restricted Subsidiaries taken as a whole and the Unrestricted Subsidiaries taken as a whole.

            (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of
      Exhibit 7.1(c), (i) demonstrating compliance with the applicable financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

            (d) Annual Business Plan and Budgets. No later than 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1999, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year and, if the Agent requests, a revenue and direct expense summary for each hospital-based contract and for each practice.

            (e) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Credit Parties, a certificate containing information regarding (i) the calculation of Excess Cash Flow, if applicable, and (ii) the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

            (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

            (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) all material reports and other statements (other than routine reports and


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

      other statements prepared in the ordinary course of business that would not result in adverse action) that any Consolidated Party may render to or file with any Governmental Authority, including without limitation HCFA and the Department of Health and Human Services Office of Inspector General.

            (h) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental investigation or proceeding against such Person which is reasonably likely to have a Material Adverse Effect or (B) the institution of any investigation or proceedings against such Person (or any Contract Provider) to suspend, revoke or terminate or which may result in the termination of any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or exclusion from any Medical Reimbursement Program, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, investigation, levy, execution or other process.

            (i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within thirty business days) of any of any of the following which could reasonably be expected to result in a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes an ERISA Event; or (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA), together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

            7.2 Preservation of Existence and Franchises.

      Except as a result of or in connection with a dissolution, merger or disposition of a


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Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, and franchises, except with respect to rights and franchises, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

            7.3 Books and Records.

      Each Credit Party will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

            7.4 Compliance with Law.

      Each Credit Party will (a) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect, (b) conform to and duly observe, and take all reasonable action to cause all Contract Providers to conform to and duly observe, in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities pertaining to the licensing of professional and other health care providers; provided, however, the failure of the Credit Parties to cause a Contract Provider to comply with this Section 7.4 shall not constitute a violation of this Section 7.4 so long as none of the Consolidated Parties is liable therefor and (c) obtain and maintain, and take all reasonable action to cause all Contract Providers during periods when performing services for any Consolidated Party to obtain and maintain, all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, Medicaid Certifications and Medicare Certifications, and if failure to do so would have a Material Adverse Effect.

            7.5 Payment of Taxes and Other Indebtedness.

      Each Credit Party will pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all material lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness in a principal amount in excess of $1,000,000 as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

            7.6 Insurance.


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            (a) Each Credit Party will at all times maintain in full force and effect insurance (including medical malpractice, worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on
      Schedule 7.6.

            (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $500,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Consolidated Parties (with respect to any Consolidated Party, an "Involuntary Disposition"), the Credit Parties shall, within the period of 365 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B). All insurance proceeds shall be subject to the security interest of the Agent (for the ratable of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

            7.7 Maintenance of Property.

      Each Credit Party will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            7.8 Use of Proceeds.

      The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

            7.9 Audits/Inspections.


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      Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records to the extent allowed by applicable law and regulation, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. Notwithstanding the foregoing, no material protected by an attorney-client privilege shall be required to be disclosed pursuant to this Section 7.9; provided, however, that, in the event that any Credit Party claims that any materials requested for review, investigation or discussion by the Agent or any of its representatives pursuant to this Section 7.9 is protected by an attorney-client privilege, then such Credit Party shall (i) provide the Agent with a reasonably acceptable basis for the assertion of the privilege, (ii) remove or redact only those portions of the related materials deemed to be privileged and (iii) in good faith cooperate with the Agent to determine a method by which the information which the Agent deems necessary to review, investigate or discuss may be obtained by the Agent in an alternative manner which will not jeopardize any attorney-client privilege.

            7.10 Financial Covenants.

      (a) If the Subordinated Notes shall not have been issued, then:

            (i) Senior Leverage Ratio. The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to:

                  (A) for any fiscal quarter ending in the period from the
            Effective Date to and including June 29, 2002, 4.0 to 1.0;

                  (B) for any fiscal quarter ending in the period from June 30,
            2002 to and including June 29, 2003, 3.75 to 1.0; and

                  (C) for any fiscal quarter ending in the period from June 30,
            2003 and at all times thereafter, 3.5 to 1.0.

            (ii) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                  (A) for any fiscal quarter ending in the period from the
            Effective Date to and including June 29, 2002, 2.25 to 1.0;

                  (B) for any fiscal quarter ending in the period from June 30,
            2002 to and including June 29, 2003, 2.5 to 1.0; and

                  (C) for any fiscal quarter ending in the period from June 30,
            2003 and at all times thereafter, 2.75 to 1.0.


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            (iii) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio,
      as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 1.0 to 1.0.

      (b) If the Subordinated Notes shall have been issued, then:

            (i) Senior Leverage Ratio. The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to:

                  (A) for any fiscal quarter ending in the period from the
            Effective Date to and including June 29, 2002, 3.5 to 1.0;

                  (B) for any fiscal quarter ending in the period from June 30,
            2002 to and including June 29, 2003, 3.25 to 1.0; and

                  (C) for any fiscal quarter ending in the period from June 30,
            2003 and at all times thereafter, 3.0 to 1.0.

            (ii) Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to:

                  (A) for any fiscal quarter ending in the period from the
            Effective Date to and including June 29, 2002, 5.0 to 1.0;

                  (B) for any fiscal quarter ending in the period from June 30,
            2002 to and including June 29, 2003, 4.75 to 1.0; and

                  (C) for any fiscal quarter ending in the period from June 30,
            2003 and at all times thereafter, 4.5 to 1.0.

            (iii) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                  (A) for any fiscal quarter ending in the period from the
            Effective Date to and including June 29, 2002, 1.75 to 1.0;

                  (B) for any fiscal quarter ending in the period from June 30,
            2002 to and including June 29, 2003, 2.0 to 1.0; and

                  (C) for any fiscal quarter ending in the period from June 30,
            2003 and at all times thereafter, 2.25 to 1.0.

            7.11  Additional Guarantors.

      As soon as practicable and in any event within 30 days after any Person becomes a Restricted Subsidiary, the Borrower shall provide the Agent with written notice thereof setting


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forth information in reasonable detail describing all of the assets of such
Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.11, (b) unless such Person is a Controlled Physician Affiliate, cause 100% of the issued and outstanding Capital Stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (c) cause such Person to deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.2(b), (c) and (d), all in form, content and scope reasonably satisfactory to the Agent.

            7.12 Pledged Assets.

      Each Credit Party will cause all of its personal property other than Excluded Property to be subject at all times to first priority, perfected Liens in favor of the Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Effective Date, such other additional security documents as the Agent shall reasonably request, subject in any case to Permitted Liens. Without limiting the generality of the above, the Credit Parties will cause (i) 100% of the issued and outstanding Capital Stock of the Borrower and (ii) 100% of the issued and outstanding Capital Stock (whether or not owned by a Credit Party) of each Restricted Subsidiary other than any Restricted Subsidiary which is a Controlled Physician Affiliate, to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

            7.13 Year 2000 Compliance.

      The Credit Parties will promptly notify the Agent in the event any Credit Party discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

            7.14 Primedica Healthcare, Inc. Receivable.

      The Credit Parties will cause all proceeds (including sale proceeds) of the promissory note due and owing from Metropolitan Healthcare Networks, Inc. to Primedica Healthcare, Inc. ("Primedica") to be distributed to the Borrower promptly upon receipt of any such proceeds by Primedica.

                                    SECTION 8

                               NEGATIVE COVENANTS


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      Each Credit Party hereby covenants and agrees that, on and after the
Effective Date and so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

            8.1 Indebtedness.

      The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness of the Borrower set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

            (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
      (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (d) obligations of the Borrower in respect of Hedging Agreements entered into with any Lender, or any Affiliate of a Lender, in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

            (e) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 8.6;

            (f) Indebtedness under the Parent Notes in an aggregate original issuance principal amount of up to $37,500,000, plus additional Indebtedness representing conversion of accrued interest into principal under the Parent Notes;

            (g) if the Subordinated Notes shall have been issued, Indebtedness under the Subordinated Note Indenture and the Subordinated Notes in an aggregate original issuance principal amount of at least $90,000,000;

            (h) Indebtedness of the Parent (i) incurred in connection with the repurchase, redemption or other acquisition or retirement for value of any Capital Stock in the Parent held by members of senior management and other key employers of the Parent and its Subsidiaries and (ii) which by its terms is subordinated to the Credit Party Obligations in a manner and to an extent acceptable to the Required Lenders;


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            (i) Indebtedness representing deferred compensation to employees of the Parent or any Consolidated Party not exceeding $1,000,000 in aggregate principal amount at any one time outstanding;

            (j) Guaranty Obligations of any Credit Party with respect to Indebtedness permitted under this Section 8.1; and

            (k) In addition to the Indebtedness otherwise permitted by this
      Section 8.1, other Indebtedness hereafter incurred by the Borrower not exceeding $2,500,000 in aggregate principal amount at any time outstanding.

            8.2 Liens.

      The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

            8.3 Nature of Business.

      The Credit Parties will not permit any Consolidated Party to (i) engage in any business outside of the Line of Business or (ii) enter into arrangements involving full-risk capitation.

            8.4 Consolidation, Merger, Dissolution, etc.

      Except in connection with an Asset Disposition permitted by the terms of
Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction or merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that (i) such Credit Party shall be the continuing or surviving corporation and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Restricted Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted


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Acquisition provided that (i) if such transaction involves the Borrower, the
Borrower shall be the continuing or surviving corporation and (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction and (g) any Restricted Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

            8.5 Asset Dispositions.

      Except for Asset Dispositions described on Schedule 8.5, the Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) unless (a) the consideration paid in connection therewith is at least 75% cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.13, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Effective Date (other than any such transaction to the extent that the Net Cash Proceeds thereof are used to make Eligible Reinvestments as contemplated by clause (f)(i) below) shall not exceed $1,000,000, (e) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist hereunder, and (f) no later than 15 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an Executive Officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Credit Parties shall, within the period of 365 days (or, if the Subordinated Notes shall have been issued, such earlier date as provided for reinvestment of such proceeds under the Subordinated Note Indenture) following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(A). Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

      Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.


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            8.6 Investments.

      The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

            8.7 Restricted Payments.

      The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) payments and distributions on the Effective Date to consummate the Transaction pursuant to the Merger Agreement, (b) dividends or other distributions payable to any Credit Party other than the Parent (directly or indirectly through Subsidiaries), (c) payments by any Consolidated Parties to the Parent pursuant to a tax sharing agreement under which each such Consolidated Party is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), (d) loans, advances, dividends or distributions by any Consolidated Party to the Parent not to exceed an amount necessary to enable the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations under this Credit Agreement and the Credit Documents, (e) loans or advances by any Consolidated Party to the Parent not to exceed an amount necessary to enable the Parent to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Borrower, which, unless such offering shall have been terminated by the board of directors of the Parent, shall be repaid to the Borrower promptly out of the proceeds of such offering, (f) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to pay for corporate, administrative and operating expenses in the ordinary course of business (including, without limitation, costs and expenses in connection with the Transaction), (g) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to pay the additional cash interest of the Parent permitted by clause (f) of this Section 8.7, (h) provided that (i) no Default or Event of Default exists either before or after giving effect to such Restricted Payment and (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Restricted Payment, no Default or Event of Default would exist hereunder, loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent (A) to pay the cash portion of interest on the Parent Notes at a rate of not greater than 6%, (B) to pay to NationsBank a cash prepayment penalty of not greater than 6% on the Parent Notes upon any prepayment of Parent Notes held by NationsBank and (C) if the Subordinated Notes shall have been issued, to repay the principal of the Parent Notes in accordance with Section 3.3(b)(iv)(A), (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock in the Parent held by members of senior management and other key employers of the Parent and its Subsidiaries in an aggregate cash amount (including cash payments in respect of any Indebtedness permitted under Section 8.1(j)) of up to $2,500,000 and (j) as permitted by Section 8.8 or Section 8.9.

            8.8 Other Indebtedness.

      The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result


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thereof, (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) except, if the Subordinated Notes shall have been issued, for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Note Indenture, respectively, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party, (b) amend or modify (or permit the amendment or modification of) any of the subordination provisions of the documents governing or evidencing any Subordinated Indebtedness in any material respect which is adverse to the Lenders, (c) make interest payments (including payment of accrued interest and premium, if any, payable in connection with a redemption of any Subordinated Indebtedness permitted under this Section 8.8) in respect of the any Subordinated Indebtedness in violation of Section 8.7 or in violation of the subordination provisions of the documents governing or evidencing such Subordinated Indebtedness or (d) except as otherwise permitted under Section 8.7 with respect to the Parent Notes and except, if the Subordinated Notes shall have been issued, for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Note Indenture, respectively, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.

            8.9 Transactions with Affiliates.

      The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or
Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors, (e) payments by the Borrower or the Parent to the Sponsor on the Effective Date of an investment banking fee of up to $1,600,000, together with transaction fees and other out-of-pocket expenses of the Sponsor and its Affiliates on such date, (f) payments by the Borrower or the Parent to the Sponsor or any of its Affiliates of (i) an annual management fee under the Vestar Management Agreement in an amount not to exceed for any fiscal year the greater of (A) $300,000 and (B) 1.5% of Consolidated EBITDA for such fiscal year and (ii) the Sponsor's reasonable expenses from time to time, (g) the arrangements listed on Schedule 8.9 hereto and (h) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.


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            8.10 Fiscal Year; Organizational Documents.

      The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner adverse to the Lenders, without the prior written consent of the Required Lenders.

            8.11 Limitation on Restricted Actions.

      The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) if the Subordinated Notes shall have been issued, the Subordinated Note Indenture and the Subordinated Notes,
(iii) applicable law, (iv) any document or instrument governing Indebtedness permitted under Section 8.1, provided that the encumbrances and restrictions relating to the Parent or any Consolidated Party in such document or instrument are no more restrictive than the corresponding encumbrances and restrictions contained in the Credit Documents, (v) the agreement for any lease by a Consolidated Party permitted hereunder, (vi) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (vii) customary restrictions and conditions contained in any agreement relating to the sale of a Subsidiary permitted under Section 8.5 pending the consummation of such sale.

            8.12 Preferred Stock; Ownership of Subsidiaries; Limitations on Parent.

      Notwithstanding any other provisions of this Credit Agreement to the contrary:

            (a) The Credit Parties will not permit any Consolidated Party to issue or have outstanding any shares of preferred Capital Stock which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date.

            (b) The Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary) to own less than 90% of the Voting Stock of any Restricted Subsidiary which is not a Controlled Physician Affiliate, except as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, (ii) permit any


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      Restricted Subsidiary to issue or have outstanding any shares of preferred
      Capital Stock, except (A) to the Borrower or a Wholly Owned Subsidiary and
      (B) on terms reasonably satisfactory to the Required Lenders or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Restricted Subsidiary, except for Permitted Liens.

            (c) The Parent shall not (i) hold any assets other than the Capital Stock of the Borrower, (ii) have any liabilities other than (A) the liabilities under and as permitted by the Credit Documents, (B) tax liabilities in the ordinary course of business and (C) corporate, administrative and operating expenses in the ordinary course of business or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental or related thereto and (B) acting as a Guarantor hereunder and pledging its assets to the Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party.

            8.13 Sale Leasebacks.

      The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction.

            8.14 Capital Expenditures.

      The Credit Parties will not permit Consolidated Capital Expenditures, excluding capital expenditures constituting, or made in connection with, Permitted Acquisitions to exceed (i) during the period from the Effective Date until the first anniversary of the Effective Date, $6,000,000 and (ii) during each 12-month period thereafter, $4,500,000; provided, however, that the amount of permitted Consolidated Capital Expenditures in any fiscal year shall be increased by an amount equal to the total amount of unused permitted Consolidated Capital Expenditures for the immediately preceding year.

            8.15 No Further Negative Pledges.

      The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for the Credit Party Obligations, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) if the Subordinated Notes shall have been issued, pursuant to the Subordinated Note Indenture and the Subordinated Notes and (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (e) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (f) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of a Subsidiary permitted under
Section 8.5, pending the consummation of such sale.

            8.16 No Foreign Subsidiaries.


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      The Credit Parties will not create, acquire or permit to exist any Foreign
Subsidiary.

                                    SECTION 9

                                EVENTS OF DEFAULT

            9.1 Events of Default.

      An Event of Default shall exist upon the occurrence and continuation of any of the following specified events on and after the Effective Date (each an "Event of Default"):

            (a) Payment. Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

            (c) Covenants. Any Credit Party shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2 (with respect to corporate existence), 7.8, 7.10, 7.11, 7.13 or 8.1 through 8.16, inclusive; or

                  (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

            (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
      Section 8.4 or Section


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      8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, or material rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

            (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section
      8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Effective Date in accordance with Section 7.11) shall cease to be in full force and effect, or any Guarantor (including any Person after the Effective Date in accordance with Section 7.11) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

            (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

            (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $2,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to result in liability that would have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an


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      ERISA Event shall occur with respect to a Multiemployer Plan or Multiple
      Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

            (j) Subordinated Indebtedness. (i) There shall occur and be continuing any Event of Default under and as defined in any of the Parent Notes or (ii) if the Subordinated Notes shall have been issued, (A) there shall occur and be continuing any Event of Default under and as defined in the Subordinated Note Indenture, (B) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Indebtedness" under and as defined in the Subordinated Note Indenture or (C) any Indebtedness other the Credit Party Obligations shall constitute "Designated Senior Indebtedness" under and as defined in under and as defined in the Subordinated Note Indenture; or

            (k) Ownership. There shall occur a Change of Control.

            9.2 Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

            (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional


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      security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

                                  SECTION 10

                              AGENCY PROVISIONS

            10.1  Appointment, Powers and Immunities.

      Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


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            10.2  Reliance by Agent.

      The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

            10.3  Defaults.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 11.6), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

            10.4  Rights as a Lender.

      With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.


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            10.5  Indemnification.

      The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective (i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests in Letters of Credit (including the Participation Interests of the Issuing Lender in Letters of Credit)) and (ii) outstanding Term Loans (and Participation Interests therein) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            10.6  Non-Reliance on Agent and Other Lenders.

      Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

            10.7  Successor Agent.

      The Agent may resign at any time by giving 30 days' prior notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right with the consent of the Borrower (not to be unreasonably withheld) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring


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Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. If no successor Agent has accepted appointment as Agent by the date which is 30 days following the resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.

                                   SECTION 11

                                  MISCELLANEOUS

            11.1 Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

      if to any Credit Party:

            Sheridan Healthcare, Inc.
            4651 Sheridan Street, Suite 200
            Hollywood, Florida 33021
            Attn: Mitchell Eisenberg, M.D., President
            Telephone: (954) 986-7550
            Telecopy:  (954) 987-8359

      with a copy to:

            Sheridan Healthcare, Inc.
            4651 Sheridan Street, Suite 200
            Hollywood, Florida 33021
            Attn: Jay A. Martus, Esq., Vice President and General Counsel
            Telephone: (954) 986-7770
            Telecopy:  (954) 987-8359

      with a copy to:

            Sheridan Healthcare, Inc.
            4651 Sheridan Street, Suite 200


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            Hollywood, Florida 33021
            Attn: Michael F. Schundler, Chief Financial Officer
            Telephone: (954) 986-7506
            Telecopy:  (954) 987-8359

      with a copy to:

            Vestar Capital Partners III, L.P.
            245 Park Avenue, 41st Floor
            New York, New York 10167
            Attn: James Elrod, Jr.
                  David Hooper
            Telephone: (212) 351-1609
            Telecopy:  (212) 808-4922

      and

            Marissa C. Wesely, Esq.
            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017-3909
            Telephone: (212) 455-7173
            Telecopy:  (212) 455-2502

      if to the Agent:

            NationsBank, N. A.
            Independence Center, 15th Floor
            NC1-001-15-04
            101 North Tryon Street
            Charlotte, North Carolina 28255
            Attn: Agency Services -- Kathy Mumpower
            Telephone: (704) 386-6837
            Telecopy:  (704) 409-0021

      with a copy to:

            NationsBank, N.A. c/o Bank of America
            Agency Management 10831, 12th Floor
            1455 Market Street
            San Francisco, California 94103
            Attn: Charles Graber
            Telephone: (415) 436-3495
            Telecopy:  (415) 436-3425

      with a copy to:


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            NationsBank, N.A.
            NationsBank Corporate Center, 13th Floor
            100 North Tryon Street
            Charlotte, North Carolina 28255
            Attn: Bob Klawinski
            Telephone: (704) 387-0467
            Telecopy:  (704) 386-9607

            11.2 Right of Set-Off; Adjustments.

      Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a), each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

            11.3 Benefit of Agreement.

            (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

            (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender, an
            Affiliate of an existing Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;


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                  (iii) each such assignment by a Lender of any portion of its
            Revolving Commitment and its Revolving Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Term Loans, and each such assignment by a Lender of any portion of its Term Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Revolving Commitment and its Revolving Loans; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

            (c) The Agent shall maintain at its address referred to in Section
      11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

            (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

            (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such


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

      Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections
      3.7 through 3.12, inclusive (but only to the extent its selling Lender is so entitled), and the right of set-off contained in Section 11.2 (provided that, in the case of Section 3.11, such participant shall have complied with the provisions of said Section (except that any forms required to be delivered pursuant to Section 3.11 will be delivered to the Lender from whom the participation was purchased) and, provided, further, that no participant shall be entitled to receive any greater amount pursuant to Sections 3.9, 3.11 or 3.12 than the Lender from whom the participation was purchased would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred) and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

            (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

            11.4 No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            11.5 Expenses; Indemnification.


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            (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable costs and expenses of the Agent and one counsel to all of the Lenders, if any, in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

            (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and excluding taxes) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense shall have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

            (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

            11.6 Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by,


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the Required Lenders and the Borrower, provided, however, that:

            (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                  (i) extend the final maturity of any Loan or of any
            reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                  (ii) reduce the rate or extend the time of payment of interest
            (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                  (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (iv) increase the Commitment of a Lender over the amount
            thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) except as the result of or in connection with an Asset
            Disposition permitted by Section 8.5, release all or substantially all of the Collateral,

                  (vi) except as the result of or in connection with a
            dissolution, merger or disposition of a Consolidated Party permitted under Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                  (vii) amend, modify or waive any provision of this Section
            11.6,

                  (viii) reduce any percentage specified in, or otherwise
            modify, the definition of Required Lenders, or

                  (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

            (b) without the consent of the Agent, no provision of Section 10 may be amended;

            (c) without the consent of the Issuing Lender, no provision of
      Section 2.2 may be amended; and


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            (d) without the consent of the Swingline Lender, no provision of
      Section 2.3 may be amended.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
      Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

            11.7 Counterparts.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

            11.8 Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

            11.9 Survival.

      All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

            11.10 Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby


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      irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            11.11 Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            11.12 Entirety.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

            11.13 Binding Effect; Termination.

            (a) This Credit Agreement shall become effective as of the Closing Date at such time when it shall have been executed by Mergersub, the Parent and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.


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            (b) The term of this Credit Agreement shall be until no Loans, LOC
      Obligations or any other amounts then payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations then outstanding have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

            11.14 Confidentiality.

      The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by or on behalf of the Credit Parties pursuant to this Credit Agreement that is marked confidential, provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the Credit Facilities, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lending Party, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14) and (k) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

            11.15 Source of Funds.

      Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

            (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

            (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee


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      organization are deemed to be a single plan);

            (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
      Section 401(c)(1)(A) of ERISA; or

            (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            11.16 Conflict.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                     VESTAR/SHERIDAN, INC.

                              By:   /s/ James L. Elrod
                                 ---------------------
                              Name:     James L. Elrod
                              Title:    President


PARENT:                       VESTAR/SHERIDAN HOLDINGS, INC.

                              By:   /s/ James L. Elrod
                                  --------------------
                              Name:     James L. Elrod
                              Title:    President

LENDERS:                      NATIONSBANK, N. A.,
                              individually in its capacity as a
                              Lender and in its capacity as Agent

                              By:    /s/ Robert Klawinski
                              Name:  Robert Klawinski
                              Title: Senior Vice President

                                  EXHIBIT 1.1A

                             APPLICABLE PERCENTAGES

===================================================================================================
                                                              Applicable Percentages
                                        -----------------------------------------------------------

            Total         Senior           For          For      For Standby   For Trade      For
Pricing   Leverage       Leverage       Eurodollar   Base Rate    Letter of    Letter of    Unused
 Level      Ratio          Ratio           Loans       Loans      Credit Fee   Credit Fee     Fee
---------------------------------------------------------------------------------------------------
  I       >=4.0 to 1.0   >=3.0 to 1.0      3.00%       2.00%        3.00%        1.50%        .50%
---------------------------------------------------------------------------------------------------
  II      < 4.0 to 1.0   < 3.0 to 1.0      2.75%       1.75%        2.75%        1.375%       .50%
          but > 3.5 to   but > 2.5 to
              1.0            1.0
---------------------------------------------------------------------------------------------------
  III     < 3.5 to 1.0   < 2.5 to 1.0      2.50%       1.50%        2.50%        1.25%        .50%
           but > 3.0 to  but > 2.0 to
               1.0           1.0
---------------------------------------------------------------------------------------------------
  IV      < 3.0 to 1.0   < 2.0 to 1.0      2.25%       1.25%        2.25%        1.125%       .375%
===================================================================================================

                                  Exhibit 1.1B

              FORM OF BORROWER ASSIGNMENT AND ASSUMPTION AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), dated as of [Effective Date], is by and between VESTAR/SHERIDAN, INC., a Delaware corporation, as assignor (the "Assignor"), and SHERIDAN HEALTHCARE, INC., a Delaware corporation, as assignee (the "Assignee").

      WHEREAS, the Assignor entered into that certain Credit Agreement (Permanent Financing), dated as of April 26, 1999 (the "Credit Agreement"), by and among the Assignor, the Guarantors party thereto, the Lenders party thereto and NationsBank, N.A., as Agent for the Lenders (in such capacity, the "Agent");

      WHEREAS, the Assignor has agreed to assign to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

      WHEREAS, the Assignee desires to accept the assignment of all of the Assignor's rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement; and

      NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment of Credit Agreement. The Assignor hereby assigns, transfers and conveys to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement.

      2. Assumption of Credit Agreement. The Assignee hereby accepts the assignment contained in Section 1 and assumes all of the duties, obligations and liabilities of the Assignor in, to and under the Credit Agreement to the same extent as if the Assignee had executed the Credit Agreement. The Assignee hereby agrees to be bound by the terms and provisions of the Credit Agreement and accepts all of the Assignor's rights, interests, duties, obligations and liabilities thereunder.

      3. No Modifications. Nothing contained in this Assignment shall amend or modify, or be deemed to amend or modify, the Assignment Agreements.

      4. Governing Law. This Assignment shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of New York, including all matters of construction, validity or interpretation of this Assignment.

      5. Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

      6. Binding Nature. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date set forth above.

ASSIGNOR:                     VESTAR/SHERIDAN, INC.,
                              a Delaware corporation

                              By:
                              Title:


ASSIGNEE:                     SHERIDAN HEALTHCARE, INC.,
                              a Delaware corporation

                              By:
                              Title:


ACCEPTED:

NATIONSBANK, N.A., as Agent

By: ________________________
Title:

                                  Exhibit 1.1C

                            FORM OF PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as of April ___, 1999 among SHERIDAN HEALTHCARE, INC., a Delaware corporation (the "Borrower"), VESTAR/SHERIDAN HOLDINGS, INC., a Delaware corporation (the "Parent"), certain Subsidiaries of the Borrower (individually a "Guarantor", and collectively with the Parent, the "Guarantors"; together with the Borrower, individually a "Pledgor", and collectively the "Pledgors") and NATIONSBANK, N.A., in its capacity as agent (in such capacity, the "Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

      WHEREAS, pursuant to that certain Credit Agreement (Permanent Financing), dated as of April 26, 1999 (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and the Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes of this Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Credit Party.

      2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

            (a) Pledged Shares. (A) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of the Borrower set forth on Schedule 2(a) attached hereto and (B) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of each Restricted Subsidiary set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in Section 2(b) and 2(c) below, the "Pledged Shares"), including, but not limited to, the following:

                  (y) all shares or securities representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                  (z) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger payable to or received by such Pledgor as consideration for such merger.

            (b) Additional Shares. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of any Person which hereafter becomes a Restricted Subsidiary (unless such Person is a Controlled Physician Affiliate), including, without limitation, the certificates representing such shares.

            (c) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

      Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to the Agent as collateral security for the Pledgor Obligations. Upon delivery to the Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not
Schedule 2(a) is amended to refer to such additional shares.

      3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Credit Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements between any Pledgor and any Lender or Affiliate of a Lender and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing (collectively, the "Pledgor Obligations").

      4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

            (a) Each Pledgor shall deliver to the Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

            (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or
      (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

            (c) Financing Statements. Each Pledgor shall execute and deliver to the Agent such UCC or other applicable financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

      5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document or any Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

            (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

            (b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the "UCC") with respect to the Pledged Shares of such Pledgor.

            (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any material law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

            (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

            (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Collateral. The taking possession by the Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Agent's security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Pledgor Obligations. Except as set forth in this
      Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

      6. Covenants. Each Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Pledgor shall:

            (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Agent, for the benefit of the Lenders, pursuant to this Pledge Agreement.

            (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

            (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including without limitation any and all action necessary to satisfy the Agent that the Agent has obtained a first priority perfected security interest in any capital stock); (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

            (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

            (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

      7. Advances by Lenders. On failure of any Pledgor to perform any of the covenants and agreements contained herein and upon written notice to such Pledgor, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

      9. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Agent and the Lenders shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the Credit Documents, in any Hedging Agreements between any Pledgor and any Lender, or any Affiliate of a Lender, or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

            (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower and such Pledgor (if other than the Borrower) in accordance with the notice provisions of Section
      11.1 of the Credit Agreement at least 10 days before the time of such sale. The Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such


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

      securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Agent may, in such event, bid for the purchase of such securities.

            (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Agent may, after providing the notices required by
      Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

            (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      10. Rights of the Agent.

            (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                  (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Agent may reasonably determine;

                  (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                  (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                  (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                  (v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                  (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

                  (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                  (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem reasonably appropriate;

                  (ix) execute and deliver all assignments, conveyances,
            statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                  (x) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine;

                  (xi) to vote for a shareholder resolution, or to sign an
            instrument in writing, sanctioning the transfer of any or all of the Pledged Shares of such Pledgor into the name of the Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Shares of such Pledgor or any part thereof may be sold pursuant to Section 10 hereof; and

                  (xii) to do and perform all such other acts and things as the
            Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

      This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, any Credit Document or any Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in Pledged Collateral.

            (b) Performance by the Agent of Pledgor's Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis pursuant to
      Section 13 hereof.

            (c) Assignment by the Agent. In connection with the succession of the Agent pursuant to Section 10.7 of the Credit Agreement, the Agent may assign the Pledgor Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Pledge Agreement in relation thereto.

            (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

            (e) Voting Rights in Respect of the Pledged Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such


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

            Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                  (ii) Upon the occurrence and during the continuance of an
            Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Agent which shall then have the sole right to exercise such voting and other consensual rights.

            (f) Dividend Rights in Respect of the Pledged Collateral.

                  (i) So long as no Event of Default shall have occurred and be continuing, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                  (ii) Upon the occurrence and during the continuance of an
            Event of Default:

                        (A) all rights of a Pledgor to receive the dividends and
                  interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section, upon written notice to the Borrower and such Pledgor (if other than the Borrower), shall cease and all such rights shall thereupon be vested in the Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                        (B) all dividends and interest payments which are
                  received by a Pledgor contrary to the provisions of paragraph
                  (A) of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received, to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

            (g) Release of Pledged Collateral. The Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

      11. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.


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

      12. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in Section 3.15(b) of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      13. Costs of Counsel. At all times hereafter, the Pledgors agree to promptly pay upon demand any and all reasonable documented costs and expenses of
(a) the Agent or the Lenders, as required under Section 11.5 of the Credit Agreement and (b) the Agent as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral. All of the foregoing costs and expenses shall constitute Pledgor Obligations hereunder.

      14. Continuing Agreement.

            (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding or any Credit Document or Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of their liens and security interests hereunder and shall promptly execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

            (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

      15. Amendments; Waivers; Modifications. This Pledge Agreement and the


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

provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

      16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

      17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

      18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

      19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

      20. Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Pledge Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

            (b) Each Pledgor hereby irrevocably waives any objection which it may now


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

      or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      22. Severability. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      23. Entirety. This Pledge Agreement, the other Credit Documents and any Hedging Agreements between any Pledgor and any Lender, or any Affiliate of a Lender, represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any Hedging Agreements between any Pledgor and any Lender, or any Affiliate of a Lender, or the transactions contemplated herein and therein.

      24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and any Hedging Agreements between any Pledgor and any Lender, or any Affiliate of a Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

      25. Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Pledgor Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender.

      26. Joint and Several Obligations of Pledgors.

            (a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the


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

      Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

            (b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement, the other Credit Documents and any Hedging Agreements between any Pledgor and any Lender, or any Affiliate of a Lender, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

            (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Hedging Agreement between any Pledgor and any Lender, or any Affiliate of a Lender, the obligations of each Pledgor shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                  [remainder of page intentionally left blank]


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

      Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:


PARENT:                             VESTAR/SHERIDAN HOLDINGS, INC.

                                    By:
                                    Name:
                                    Title:


GUARANTORS:                         _______________________________

                                    By:
                                    Name:
                                    Title:


                                    _______________________________

                                    By:
                                    Name:
                                    Title:

Accepted and agreed to as of the date first above written.

NATIONSBANK, N.A., as Agent

By:
Name:
Title:


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

                                  Exhibit 4(a)

                                       to

                                Pledge Agreement

                           dated as of April ___, 1999

                          in favor of NationsBank, N.A.

                                    as Agent

                             Irrevocable Stock Power

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of _____________________, a ____________ corporation:

                  No. of Shares                       Certificate No.
                  -------------                       ---------------


and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                                    _______________________________

                                    By:
                                    Name:
                                    Title:

                                  Exhibit 1.1D

                           FORM OF SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of April ___, 1999 among SHERIDAN HEALTHCARE, INC., a Delaware corporation (the "Borrower"), VESTAR/SHERIDAN HOLDINGS, INC., a Delaware corporation (the "Parent"), certain Subsidiaries of the Borrower (individually a "Guarantor" and collectively with the Parent, the "Guarantors"; together with the Borrower, individually an "Obligor", and collectively the "Obligors") and NATIONSBANK, N.A., in its capacity as agent (in such capacity, the "Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

      WHEREAS, pursuant to that certain Credit Agreement (Permanent Financing), dated as of April 26, 1999 (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and the Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Definitions.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof (the "UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Credit Party.

            (b) In addition, the following terms shall have the following meanings:

            "Copyright Licenses": any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

            "Copyrights": (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

            "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

            "Secured Obligations": the collective reference to all of the Credit Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

            "Trademark License": means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

            "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

            "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

      2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the "Collateral"):

      (a)   all Accounts;

      (b)   all Chattel Paper;

      (c)   all Copyrights;

      (d)   all Copyright Licenses (provided the Agent shall not have a Lien on any Copyright License that prohibits such Obligor from granting a Lien or security interest in its rights thereunder unless the consent of the licensor has been obtained);

      (e)   all Deposit Accounts;

      (f)   all Documents;

      (g)   all Equipment (provided the Agent shall not have a Lien on any
                  Equipment subject to a Permitted Lien to the extent such Permitted Lien prohibits such Obligor from granting a Lien or security interest in its rights thereunder);

      (h)   all Fixtures (provided the Agent shall not have a Lien on any
                  Fixture subject to a Permitted Lien to the extent such Permitted Lien prohibits such Obligor from granting a Lien or security interest in its rights thereunder);

      (j)   all General Intangibles (provided the Agent shall not have a Lien on any General Intangible that prohibits such Obligor from granting a Lien or security interest in its rights thereunder to the extent prohibited by such General Intangible);

      (k)   all Instruments;

      (l)   all Inventory;

      (m)   all Investment Property;

      (n)   all Patents;

      (o)   all Patent Licenses (provided the Agent shall not have a Lien on any
                  Patent License that prohibits such Obligor from granting a Lien or security interest in its rights thereunder unless the consent of the licensor has been obtained);

      (p)   all Trademarks;

      (q)   all Trademark Licenses (provided the Agent shall not have a Lien on any Trademark License that prohibits such Obligor from granting a Lien or security interest in its rights thereunder unless the consent of the licensor has been obtained);

      (r)   all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

      (s)   to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

      The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

      3. Provisions Relating to Accounts.

            (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) At any time after the occurrence and during the continuance of an Event of Default, (i) the Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications, (ii) upon the Agent's reasonable request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the

      Accounts and (iii) the Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

      4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

            (a) Chief Executive Office; Books & Records. Each Obligor's chief executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on Schedule 4(a) hereto, and each Obligor keeps its books and records at such locations.

            (b) Location of Collateral. The location of all Collateral owned by each Obligor is as shown on Schedule 4(b) hereto.

            (c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 4(c) attached hereto.

            (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

            (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            (f) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to the account debtor named therein, (iii) no Account of an Obligor in excess of $50,000 is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to the Agent and (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

            (g) Inventory. No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.


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      5. Covenants. Each Obligor covenants that, so long as any of the Secured
Obligations remain outstanding or any Credit Document or Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

            (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

            (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable material statute, law, bylaw, rule, regulation or ordinance.

            (c) Instruments/Chattel Paper. If any amount payable in excess of $50,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver such Instrument or Chattel Paper to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

            (d) Change in Location. Not, without providing prior written notice to the Agent, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 4(a) hereto, (b) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b) hereto, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(c) attached hereto; provided, that within 30 days of the taking of any such actions, such Obligor shall deliver to the Agent such amendments to previously filed financing statements as the Agent may require.

            (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.10 of the Credit Agreement.

            (f) Perfection of Security Interest. Execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder, including such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in


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      accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Agent may file one or more financing statements disclosing the Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document, any Letter of Credit or any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Agent so requests, such Obligor agrees to notify such agents in writing of the Agent's security interest therein and, upon the Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's instructions. Each Obligor agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

            (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business.

            (k) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Agent hereunder.

      6. Advances by Lenders. On failure of any Obligor to perform any of the covenants


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and agreements contained herein and upon written notice to such Obligor, the
Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      7. Events of Default.

      The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

      8. Remedies.

            (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties,
      (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement,


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      notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower and such Obligor (if other than the Borrower) in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

            (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Agent. In addition, the Agent or its designee may notify any Obligor's customers and account debtors that the Accounts of such Obligor have been assigned to the Agent or of the Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Obligor shall not have any right,


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      title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agent or the Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

            (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

            (d) Nonexclusive Nature of Remedies. Failure by the Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

            (e) Retention of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Agent is in possession of any of the Collateral,


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      retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

            (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      9. Rights of the Agent.

            (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                  (i) to demand, collect, settle, compromise, adjust, give
            discharges and releases concerning the Collateral of such Obligor, all as the Agent may reasonably determine;

                  (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral of such Obligor and enforcing any other right in respect thereof;

                  (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                  (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                  (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of the Collateral of such Obligor or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all


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            purposes;

                  (vi) adjust and settle claims under any insurance policy
            relating thereto;

                  (vii) execute and deliver all assignments, conveyances,
            statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                  (viii) institute any foreclosure proceedings that the Agent may deem appropriate; and

                  (ix) do and perform all such other acts and things as the
            Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral of such Obligor.

      This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document or any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

            (b) Performance by the Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11 hereof.

            (c) Assignment by the Agent. In connection with the succession of the Agent pursuant to Section 10.7 of the Credit Agreement, the Agent may assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.


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            (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

      10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.15(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      11. Costs of Counsel. At all times hereafter, the Obligors agree to promptly pay upon demand any and all reasonable documented costs and expenses of
(a) the Agent or the Lenders as required under Section 11.5 of the Credit Agreement and (b) the Agent as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

      12. Continuing Agreement.

            (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Document or any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of their liens and security interests hereunder and shall promptly execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.


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            (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

      14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

      15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

      16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

      17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

      18. Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with


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      respect to this Security Agreement may be brought in the courts of the
      State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

            (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      19. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      20. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      21. Entirety. This Security Agreement, the other Credit Documents and any Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, or the transactions contemplated herein and therein.

      22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and any Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.


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

      23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender.

      24. Joint and Several Obligations of Obligors.

            (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

            (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and any Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

            (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, the obligations of each Obligor and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

      25. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

                  [remainder of page intentionally left blank]


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

      Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:


PARENT:                             VESTAR/SHERIDAN HOLDINGS, INC.

                                    By:
                                    Name:
                                    Title:


GUARANTORS:                         _______________________________

                                    By:
                                    Name:
                                    Title:


                                    _______________________________

                                    By:
                                    Name:
                                    Title:

Accepted and agreed to as of the date first above written.

NATIONSBANK, N.A., as Agent

By:
Name:
Title:


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

                                  Exhibit 1.1E

                SUBORDINATION TERMS FOR SENIOR SUBORDINATED DEBT

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE

SECTION 8.03. COVENANT DEFEASANCE

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a)   ****
      (b)   ****
      (c)   ****
      (d)   ****

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                                   ARTICLE 10.
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the

Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

      (1) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

      (2) until all Obligations with respect to Senior Indebtedness (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

      The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

            (i) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

            (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the holders (or a Representative of the holders) of the Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.


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

      The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

      (1)   the date upon which the default is cured or waived, or

      (2) in the case of a default referred to in Section 10.03(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04. ACCELERATION OF NOTES.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof; such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to Violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.


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

SECTION 10.07. SUBROGATION.

      After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness the otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08. RELATIVE RIGHTS.

      This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

      (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

      (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

      (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 [COMPENSATION AND INDEMNITY] hereof.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of Notes, by the Holder's acceptance thereof; authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 10 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Designated Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. AMENDMENTS.

      The provisions of this Article 10, Section 11.02 or Section 8.04(e) shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

SECTION 10.14. CERTAIN DEFINITIONS.

      "Designated Senior Debt" means (i) any Senior Indebtedness in respect of the Senior Credit Facility and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as `Designated Senior Debt."


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

      "Senior Indebtedness" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

                                   ARTICLE 11.
                              SUBSIDIARY GUARANTEES

SECTION 11.01. GUARANTEE.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 [DEFAULTS AND REMEDIES] hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 [DEFAULTS AND REMEDIES] hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 11.02. SUBORDINATION OF SUBSIDIARY GUARANTEE.

      The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including
Article II [THE NOTES] hereof.

SECTION 11.03. LIMITATION ON GUARANTOR LIABILITY.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this
Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.


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

      To evidence its Subsidiary' Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

      Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 [LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS] hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.17 hereof and this Article ~ 1, to the extent applicable.

SECTION 11.05. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

      No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

      (1) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Guarantee on the terms set forth herein or therein; and

      (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the


181
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Guarantor with the same effect as if it had been named herein as a Guarantor.
Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 [COVENANTS] and 5 [SUCCESSORS] hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06. RELEASES FOLLOWING SALE OF ASSETS.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 [ASSET SALES] hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

      Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor shall be released and relieved of its obligations under its Guarantee and this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel To the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, also including without limitation Section 4.07 [RESTRICTED PAYMENTS] hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee.

      Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.


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                                Exhibit 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING

NationsBank, N. A.,
  as Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services

Ladies and Gentlemen:

      The undersigned, SHERIDAN HEALTHCARE, INC. (the "Borrower"), refers to the Credit Agreement (Permanent Financing), dated as of April 26, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and NationsBank, N. A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. [The Borrower hereby gives notice pursuant to
Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]* [The Borrower hereby gives notice pursuant to Section 2.4 of the Credit Agreement that it requests the Term Loan under the Credit Agreement on the Effective Date, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]**

[(A)  Date of Borrowing (which is a Business Day)     _______________________]*

[(B)  Principal Amount of Borrowing                   _______________________]*

(C)   Interest rate basis                             _______________________

(D)   Interest Period and the  last day thereof       _______________________

      In accordance with the requirements of Section 5.3, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section are true and correct.

                                    SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:

*  For all Revolving Loans
** For the initial advance of the Term Loan on the Effective Date

                                 Exhibit 2.1(e)

                             FORM OF REVOLVING NOTE

$_________________                                                April 26, 1999

      FOR VALUE RECEIVED, SHERIDAN HEALTHCARE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of NationsBank, N. A., as Agent (the "Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement (Permanent Financing) dated as of the date hereof among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and the Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

      Upon the occurrence and during the continuance of a default in the payment of any amount hereunder, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    SHERIDAN HEALTHCARE, INC.

                                    By:

                                    Name:
                                    Title:

                                 Exhibit 2.3(d)

                             FORM OF SWINGLINE NOTE

$____________                                                     April 26, 1999

      FOR VALUE RECEIVED, SHERIDAN HEALTHCARE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Swingline Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement (Permanent Financing) dated as of the date hereof among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Swingline Lender and other Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________ MILLION DOLLARS ($________) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rate specified in Section 2.3(c) of the Credit Agreement.

      Upon the occurrence and during the continuance of a default in the payment of any amount hereunder, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:

                                 Exhibit 2.4(f)

                                FORM OF TERM NOTE

$_________________                                                April 26, 1999

            FOR VALUE RECEIVED, SHERIDAN HEALTHCARE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of NationsBank, N. A., as Agent (the "Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement (Permanent Financing) dated as of the date hereof among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and the Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________), and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(e) of the Credit Agreement.

      Upon the occurrence and during the continuance of a default in the payment of any amount hereunder, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:

                                   Exhibit 3.2

                     FORM OF NOTICE OF EXTENSION/CONVERSION

NationsBank, N. A.,
  as Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attention: Agency Services

Ladies and Gentlemen:

      The undersigned, SHERIDAN HEALTHCARE, INC. (the "Borrower"), refers to the Credit Agreement (Permanent Financing), dated as of April 26, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and NationsBank, N. A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to
Section 3.2 of the Credit Agreement that it requests an extension or conversion of a [Revolving Loan] [Term Loan] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)   Loan Type                                          _______________________

(B)   Date of Extension or Conversion
      (which is the last day of the
      the applicable Interest Period)                    _______________________

(C)   Principal Amount of Extension or Conversion        _______________________

(D)   Interest rate basis                                _______________________

(E)   Interest Period and the last day thereof           _______________________

      In accordance with the requirements of Section 5.3, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section are true and correct.

                                    SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:

                                 Exhibit 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

      For the fiscal quarter ended _________________, 19___.

      I, ______________________, [Title] of SHERIDAN HEALTHCARE, INC. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement (Permanent Financing) dated as of April 26, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the Parent, the Guarantors, the Lenders and NationsBank, N. A., as Agent:

      a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments; and

      b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

      Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.10 of the Credit Agreement as of the end of the fiscal period referred to above.

      This ______ day of ___________, 19__.


                                    SHERIDAN HEALTHCARE, INC.

                                    By:
                                    Name:
                                    Title:

                       Attachment to Officer's Certificate

                       Computation of Financial Covenants

                                  Exhibit 7.11

                            FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N. A., in its capacity as Agent under that certain Credit Agreement (Permanent Financing) (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of April 26, 1999, by and among Sheridan Healthcare, Inc., a Delaware corporation (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement) (the "Borrower"), the Guarantors, the Lenders and NationsBank, N. A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

      The Credit Parties are required by Section 7.11 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

      Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

      1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby
(i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

      2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

            (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on
      Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

            (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

            (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

      3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 4 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

      4. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention
of ______________ (Facsimile No. ____________).

      5. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

      6. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    [SUBSIDIARY]

                                    By:
                                    Name:
                                    Title:

                                    Acknowledged and accepted:

                                    NATIONSBANK, N. A., as Agent

                                    By:
                                    Name:
                                    Title:

                                 Exhibit 11.3(b)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement (Permanent Financing), dated as of April 26, 1999, as amended and modified from time to time thereafter (the "Credit Agreement") among Sheridan Healthcare, Inc. (as successor to Vestar/Sheridan, Inc. pursuant to the terms of that certain Borrower Assignment and Assumption Agreement), the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.11.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

      5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.

                                    ____________________, as Assignor

                                    By:
                                    Name:
                                    Title:


                                    _____________________, as Assignee

                                    By:
                                    Name:
                                    Title:


                                    Notice address of Assignee:

                                    <<Assignee>>
                                    __________________________
                                    Attn: _____________________
                                    Telephone:  (___) ________
                                    Telecopy:   (___) ________

CONSENTED TO:

NATIONSBANK, N.A., *
as Agent

By:
Name:
Title:


SHERIDAN HEALTHCARE, INC.

By:
Name:
Title:

----------
* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

      (m) Term Loan Percentage of Assignor after giving effect to this Assignment and Acceptance on the Effective Date (set forth to at least 8 decimals)
            %

      (n)   Outstanding Balance of Term Loan as of Effective Date $_____________

      (o) Principal Amount of Assignor's portion of the Term Loan after giving effect to this Assignment and Acceptance on Effective Date (the amount set forth in (n) multiplied by the percentage set forth in
            (m)) $_____________

      (p) Principal Amount of Assignee's portion of the Term Loan after giving effect to this Assignment and Acceptance on Effective Date (the amount set forth in (n) multiplied by the percentage set forth in
            (l)) $_____________


206